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                               CONVERSION CONTRACT

                                     BETWEEN

                              DAVIE MARITIME, INC.

                                   AS BUILDER

                                       AND

                              TORCH EXPRESS L.L.C.

                                    AS OWNER

                                DECEMBER 3, 2002

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                                TABLE OF CONTENTS

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
                                                                                PAGE
1.    DEFINITIONS AND INTERPRETATION........................................       4
2.    SUBJECT MATTER........................................................      10
3.    BUILDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS...................      11
4.    CONSIDERATION.........................................................      12
5.    MASTER CONVERSION SCHEDULE............................................      13
6.    INVOICING.............................................................      14
7.    PAYMENT OF INVOICES...................................................      14
8.    INSPECTION, ACCESS, AND TESTS.........................................      14
9.    TIME FOR COMPLETION...................................................      15
10.   RE-DELIVERY AND RISK OF LOSS..........................................      16
11.   ALTERATIONS OR CHANGES................................................      19
12.   INSURANCE AND INDEMNITY...............................................      20
13.   TITLE TO THE SHIP.....................................................      24
14.   TERMINATION, DEFAULT AND SUSPENSION...................................      25
15.   PAYMENT OF SUPPLIERS AND WORKMEN......................................      28
16.   ASSIGNMENT............................................................      28
17.   NOMINATED SUBCONTRACTORS..............................................      28
18.   REPRESENTATIONS ABOUT COMMISSIONS.....................................      30
19.   REGARDING WARRANTIES AND RELATED MATTERS..............................      30
20.   DISPUTES..............................................................      32
21.   NOTICES...............................................................      33
22.   OWNER-FURNISHED EQUIPMENT.............................................      34
23.   TAXES.................................................................      34
24.   MISCELLANEOUS.........................................................      34
25.   CONTRACT EMBODIES ALL AGREEMENTS......................................      35
26.   PATENTS...............................................................      35
27.   USE OF SPECIFICATION..................................................      35
28.   GOVERNING LAW.........................................................      35
29.   CONTRACT EFFECTIVE DATE...............................................      35
30.   OTHER.................................................................      37

SCHEDULE 1     BUILDER'S REQUIREMENTS.......................................      38
SCHEDULE 2     EMPLOYEES AND COLLECTIVE AGREEMENTS..........................      42
SCHEDULE 3     FORM OF PARENT GUARANTEE.....................................      43
SCHEDULE 4     FORM OF PERFORMANCE BOND.....................................      45
SCHEDULE 5     FORM OF RE-DELIVERY ACCEPTANCE CERTIFICATE...................      48
SCHEDULE 6     DELIVERY PROTOCOL............................................      54
SCHEDULE 7     US SUBCONTRACTOR REQUIREMENTS................................      57

APPENDIX A     SPECIFICATION................................................      58
APPENDIX B     UNIT RATES...................................................      59
APPENDIX C     MASTER CONVERSION SCHEDULE...................................      73
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      This Conversion Contract is made and entered into the 3rd day of December
2002, by and between DAVIE MARITIME, INC., a company organized and existing under the laws of Canada whose registered office address is 22 George D. Davie
Rd., Levis, Quebec G6V 8V5 in the city and judicial district of Quebec, Province of Quebec, represented by Mr. Richard Bertrand, duly authorized to act hereunder, as he so states (the "Builder"), and TORCH EXPRESS L.L.C., a company organized and existing under the laws of Louisiana whose registered office address is 401 Whitney Ave., Gretna, LA 700056 USA. (the "Owner"),

WHEREAS:

1. The Trustee (as defined below) is vested with the property of the shipyard (the "Yard") formerly owned by Davie Industries, Inc. under the terms of a judgement handed down on October 24, 2001 and in compliance with legal prescriptions in this field;

2. The property so vested in the Trustee includes all facilities required for the due performance of the Contract (as defined below);

3. The Trustee is the owner of all of the outstanding shares of Builder and will, for the duration of the Contract, be the owner of at least a majority of such shares, subject only to any disposition of such shares in accordance with the applicable provisions of the Trustee Agreement;

4. Pursuant to an Operating Contract entered into on December 3, 2002, Builder is entitled to make exclusive use of the Yard to carry on the business of ship repair and construction;

5. Builder has available to it all production and technical personnel required for the due and timely performance of the Contract whose services will be provided in accordance with the Collective Agreements listed in
      Schedule 1;

6. The Trustee is vested with property, subject to the claims of the Secured Creditor (as defined below), including steel plate and other items to be incorporated in the Work in accordance with the Supply Contract (as defined below);

7. The unsecured creditors and inspectors of the bankrupt estate of Davie Industries Inc. and the Quebec Superior Court have given or issued all consents, approvals and orders required to approve the ownership of Builder, the Operating Contract, the Supply Contract and the entering into and performance of the Contract as the legal, valid and binding obligation of Builder enforceable in accordance with its terms;

8. As provided in the Trustee Agreement, Owner's consent is required for any sale or other disposition of the Yard or the shares of Builder owned by Trustee;

9. The structure reflected in the Contracts and Agreements referred to in the foregoing recitals complies with the requirements imposed by the Guarantor (as


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      defined below) as conditions of issue of the Performance Bond (as defined below);

10. The Contract is being entered into on the basis that it will not become effective unless by the date specified in Article 29 all of the conditions therein specified shall have been satisfied or waived by the Party for whose benefit they have been included.

WITNESSETH that Builder and Owner have agreed as follows:

1. DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      As used herein:

      "APPROVED PROGRESS REPORT" shall mean a Report signed on behalf of Owner and Builder by Owner's Representative(s) and Builder's Representative(s) agreeing the Tasks completed and partially completed during a month, and specifying the number of Points earned in respect thereof;

      "BUILDER'S FURNISHED PROPERTY" shall mean any property of Builder (including but not limited to, those items of Materials and Equipment supplied by Builder in the performance of the Work, and any dry dock or vessels of any type);

      "BUILDERS REPRESENTATIVE(S)" shall mean the individual or individuals appointed in writing on the date of signing of the Contract as Builder's Representative(s) with such authority as shall be specified in such appointment and includes any individual who is appointed subsequently in addition to, or in substitution for, the original appointee(s);

      "BUILDER'S REQUIREMENTS" means all rules, regulations and policies to be complied with by Owner's Representative(s) and any person retained by Owner to assist Owner's Representative(s) in carrying out their duties as set out in Schedule 1;

      "BUILDERS RISKS" shall mean risk of any loss of and/or damage to the Ship, the Work and/or the Materials and Equipment (including Owner Furnished Equipment located in Builders Yard) for the duration of the Contract;

      "BUILDER'S SUPPLIERS" shall mean those entities (other than Owner) which provide Materials and Equipment to Builder for the purposes of the Contract;

      "BUSINESS DAY" means any day which is not a Saturday or a Sunday or a statutory holiday in the Province of Quebec;

      "CERTIFICATES" shall mean the certificates listed in the Specifications under `Regulatory Approval and Certifications' as appropriate;


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      "CHANGE ORDER" shall mean a notice in writing, signed by Owner's
      Representative(s) and Builder specifying the changes agreed by Owner and Builder in respect of any additions to, deductions from or alterations in the Specification and/or the Master Conversion Schedule;

      "CHANGE ORDER REQUEST" shall mean a notice in writing, signed by either Owner's Representative or Builder specifying the changes proposed by Owner or Builder in respect of any addition to or deductions from or alterations and/or the Specification and/or the Master Conversion Schedule;

      "CLASSIFICATION SOCIETY" means Lloyd's Register of Shipping;

      "COLLECTIVE AGREEMENTS" means the collective bargaining agreements listed in Schedule 2;

      "CONTRACT" shall mean the contract constituted by Articles 1 to 30, Appendices A to C, Schedules 1 to 7 and all other documents identified therein as being incorporated herein;

      "CONTRACT EFFECTIVE DATE" shall mean the date on which the Contract becomes effective in accordance with Article 29;

      "CONTRACT PRICE" shall mean the price payable by Owner to Builder for the performance of the Work, as specified in Article 4, and includes all amounts payable as provided in Change Orders;

      "CONTRACT SIGNING DATE" means the date first written above;

      "CONTRACTUAL RE-DELIVERY DATE" means the date which is 350 days after Contract Signing Date, as extended by the duration of any one or more periods of Permissible Delay; provided that Owner shall have authorized in writing the performance by Builder, during the period commencing with the Contract Signing Date (notwithstanding that the Contract shall not have become effective), of that portion of the Work specified by Builder in its letter to Owner dated November December 3, 2002;

      "CONDITION DEFICIENCY" shall mean any condition of the Ship identified upon Inspection on the basis of which the Ship is no longer in the same condition as when first physically delivered to the Yard (fair wear and tear excepted, and subject always to alteration in the Ship's condition resulting from the proper performance of the Work);

      "CONVERSION DEFICIENCY" shall mean any defect or fault in, caused by, or incidental to the Work and/or Materials and Equipment supplied by Builder in the performance of the Work, whether latent or otherwise;


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      "CREDIT AGREEMENT" means the agreement(s) pursuant to which the Working
      Capital Facility will be made available;

      "CRITICAL ACTIVITIES" means those activities specified as Critical Activities in the Master Conversion Schedule;

      "DAY" unless otherwise specified shall mean a calendar day;

      "DECREE" means Decree No. 1154-2002 dated 27 September 2002 issued by the Government of Quebec;

      "DELIVERY" means delivery of the Unconverted Ship by Owner to Builder for the purposes of the Contract as provided in Article 2.1;

      "DOLLARS" of "$" means United States Dollars unless a contrary intention appears;

      "FOB" means free on board;

      "FORCE MAJEURE EVENT OR DEVELOPMENT" shall mean any act of government, princes or rulers, war, blockade, revolution, insurrection, mobilization, civil war, civil commotion, riots, terrorism or strikes (including those caused by and/or participated in by Builder's Suppliers and/or the employees of Builder's Suppliers, but excluding (a) those caused by and/or participated in by Builder and/or the employees of Builder whose services will be made available in accordance with the Collective Agreements, and
      (b) for the purposes of the parenthetical wording in Article 14.3(a), neither the taking of any action by Samir nor any change in the status of the Working Capital Facility Guarantee shall constitute a Force Majeure Event or Development), acts of God, plague or other epidemics, quarantines, freight embargoes, delay in delivery and short supply of material/machinery/equipment to be supplied by Builder's Suppliers to the extent that this results from such an event or development and is not due to the negligence of Builder and/or Builder's Suppliers and/or Builder's sub-contractors, and delays in Builder's other commitments resulting from any cause of force majeure which in turn delay the performance of the Work, earthquakes, tidal waves, flood, typhoons, hurricanes or storms that this results in loss of or damage to the Yard and/or Work and/or Ship or any part thereof, and fire, flood or other causes beyond the reasonable control of the party claiming the existence of the Force Majeure Event or Development, whether that party is Builder or Owner, as the case may be;

      "GUARANTOR" means Investissement Quebec which will be the issuer of the Performance Bond as authorized by the Decree;

      "GUARANTOR'S REQUIREMENTS" means the requirements imposed by Guarantor on Builder as a condition of issue of the Performance Bond and the Working Capital Facility guarantee (including, without limitation, those contained in Guarantor's Offer of Guarantee dated October 11, 2002, Guarantor's letter dated November 29, 2002 to Builder and those contained in the Indemnity Agreement dated December 3, 2002 by Builder and Trustee in favour of Guarantor);


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      "INSPECTION" shall mean the inspection of the Work and the Ship to be carried out by Owner's Representative(s) in accordance with Article 10.4;

      "INTERIM PERIOD WORK" means any work included in the Work which is performed by Builder in accordance with Owner's instructions after Contract Signing Date and prior to Contract Effective Date;

      "LIQUIDATED DAMAGES" means damages payable to Owner by Builder for delay (other than Permissible Delay) as specified in and subject to the provisions of Article 9.6;

      "MASTER CONVERSION SCHEDULE" shall mean the schedule attached as Appendix C, as revised from time to time;

      "MATERIALS AND EQUIPMENT" means all materials, machinery, appurtenances and outfit, equipment and appliances to form part of, be incorporated into or installed upon, otherwise used, or to be used, in the Work on, or removed from, the Ship, whether at the Yard or otherwise;

      "NOMINATED SUBCONTRACTS" and "NOMINATED SUBCONTRACTORS" shall have the meanings ascribed to such terms by Article 17.1;

      "NON-PERMISSIBLE DELAY" means delay which is not Permissible Delay;

      "OPERATING CONTRACT" means the agreement dated November 21, 2002 between Trustee and Builder whereby Builder is entitled to operate the Yard for ship construction and repair purposes;

      "OWNER FURNISHED EQUIPMENT" or "OFE" means any and all equipment and/or materials delivered to the Yard by Owner and/or information provided by Owner to Builder, as set out in the Specification;

      "OWNER'S REPRESENTATIVE(S)" means the individual or individuals appointed in writing on the date of signing of the Contract as Owner's Representative(s) with such authority as shall be specified in such appointment and includes any individual who is appointed subsequently in addition to, or in substitution for, the original appointee(s);

      "PARENT" means Torch Offshore Inc., of which Owner is a wholly-owned subsidiary;

      "PARENT GUARANTEE" means the guarantee of Owner's obligation to be given by Parent in the form attached as Schedule 3;

      "PARTY" means Builder or Owner and "PARTIES" means both of them;

      "PERFORMANCE BOND" means the Performance Bond to be issued by Investment Quebec in the form attached as Schedule 4.


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      "PERMISSIBLE DELAY" shall mean that cumulated period by which, directly or indirectly, performance of the Critical Activities is adversely affected as a result of any one or more of the following: (i) a Change Order or a series of Change Orders, (ii) a Force Majeure Event or Development, (iii) the duration of the period specified in the last sentence of Article 9.5,
      (iv) a suspension pursuant to Article 14.1, or (v) a Nominated Subcontractor delay according to Article 17.2(h), provided that such delay does not result from Builder's failure to take reasonable, necessary measures to avoid or minimize such delay;

      "POINT" means a unit used in the spreadsheet attached to the Master Conversion Schedule used to calculate the value for each of the Tasks;

      "POINT VALUE" means the value ascribed to each completed Task, as calculated pursuant to Article 5.1;

      "POLICIES" means the insurance policies to be maintained in force pursuant to Article 12.2;

      "PRELIMINARY ENGINEERING" means all preliminary engineering work performed prior to Contract Signing Date pursuant to the Contract for the Provision of Technical Services entered into in February 2002 between Davie Industries Inc. and Parent which has been assigned by Davie Industries Inc. to Builder and by Parent to Owner;

      "RE-DELIVERY" shall mean the passing of care and custody of the Ship and/or the Work from Builder to Owner upon completion by Builder of the Work and/or Remedial Work (if any) as evidenced by the signature by Owner of a Re-Delivery Acceptance Certificate, pursuant to Article 10;

      "RE-DELIVERY ACCEPTANCE CERTIFICATE" means a certificate issued by Owner in accordance with Article 10 in the form set out in Schedule 5;

      "REMEDIAL WORK" shall mean such work as is appropriate and necessary to ensure that

      (a) Conversion Deficiencies are remedied so that the Work is completed pursuant to the Specification and Master Conversion Schedule; and/or

      (b) Condition Deficiencies are remedied so that the Ship is returned to the same condition as when first physically delivered to the Yard (fair wear and tear excepted, and subject always to improvement in Ship's condition resulting from the proper performance of the Work;

      "SAMIR" means Samir Financial LLC which holds first charge security over the Yard, the validity of which is being disputed by Trustee;


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      "SEA TRIALS" shall mean the conduct and completion by Builder prior to
      Re-Delivery of reasonable and satisfactory local sea-trials of the Ship, as described in the Specification and/or as required by the Classification Society;

      "SHIP" means the vessel `Smit Express', registered under the laws of Vanuatu, IMO Number 8116049, to be renamed `Midnight Express' and includes, unless the context requires otherwise, the Unconverted Ship;

      "SPECIFICATION" means the Specification titled "Project P-371 Midnight Express Conversion - Offshore Multi-Service Cargo Vessel for Torch Express LLC" as revised under date of October 28, 2002 and includes all documents and drawings attached thereto or referred to therein and all subsequent revisions thereto;

      "STRUCTURED FINANCING FACILITY" means the financing facility to be made available to Owner as described in Industry Canada letter dated June 28, 2002 as extended by letter dated October 17, 2002;

      "SUPPLY CONTRACT" means the agreement dated December 3, 2002 between Trustee and Builder whereby steel and other materials will be made available for incorporation in the Work;

      "TASKS" means each of the activities identified under the heading "Activity Description" in the Master Conversion Schedule;

      "TRUSTEE" means and The Groupe Thibault Van Houtte & Ass. Ltd., in its capacity as trustee in bankruptcy for Industries Davie Inc. ("Davie Industries"), a legal person duly incorporated under the Quebec Companies Act, with its head office located at 70, rue Dalhousie, Office 100, Quebec, Province of Quebec, Canada, G1K 4B2;

      "TRUSTEE AGREEMENT" means the agreement dated December 3, 2002 between Trustee and Owner;

      "UNCONVERTED SHIP" means the Ship in the condition in which it shall be immediately prior to time of Delivery;

      "UNIT RATES" means the rates for procurement of materials, rates for itemized work and rates for labour and/or equipment specified in Appendix B;

      "WORK" means all work and services to be performed and provided by Builder under the Contract in respect of the conversion of the Ship into a dynamic positioning pipelay vessel, testing, Sea Trials and Re-Delivery of the Ship in accordance with the Specification and the Master Conversion Schedule, to include the Ship having the Certificates upon Re-Delivery, and shall also include everything necessary for, or incidental to, such works or services save that works and services in consequence of terms such as "to repair and/or renew as necessary", "in accordance with instructions", "renewal of defective parts",


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      "machining as necessary", "recondition", etc., are not covered by the
      Contract (save where such terms are used in the Specification);

      "WORKING CAPITAL FACILITY" means the working capital facility in the amount of Cdn $20 million to be made available to Builder;

      "WORKING CAPITAL FACILITY GUARANTEE" means the full guarantee of the Working Capital Facility to be issued by Guarantor as authorized by theDecree;

      "YARD" shall mean Builder's dry-dock, wet berth and shipyard where the Work is to be performed and such other premises where, with the prior approval of Owner, any of the Work is to be performed.

1.2 INTERPRETATION

      (a) Headings contained in the Contract are for convenience only and shall be ignored in the interpretation of the Contract.

      (b) References to Articles unless otherwise specified are to Articles 1 to 30.

2. SUBJECT MATTER

2.1 The Unconverted Ship, which is berthed at the Yard, shall be delivered to Builder for purposes of the Contract at the Yard on such date as Builder and Owner shall jointly determine to be appropriate. Delivery shall be evidenced by a Protocol of Delivery in the form attached as Schedule 6.

2.2 Builder agrees to complete the Work on the Ship, and to effect Re-Delivery at the Yard on or before the Contractual Re-Delivery Date. The Ship is to be converted in accordance with the Specification which is hereby made a part hereof. Builder has reviewed carefully the Specification before entering into the Contract and warrants to Owner that it is unaware of any defect or deficiency in any of them that could adversely affect its ability to complete the Work prior to the Contractual Re-Delivery Date.

2.3 The Specification is identified by the initials of Builder's Representatives and Owner's Representatives. Any conflict between the requirements of Articles 1 to 30 and the Specification shall be resolved by giving preference first to Articles 1 to 30, then to the Specification.

2.4 Builder agrees to furnish at its expense all plant, labour, tools, equipment and materials, all naval architecture, engineering and detailed working plans and drawings, and to obtain all licenses, permits, inspections, surveys and classification approvals necessary for the conversion of the Ship and completion of the Work.

2.5 The Ship, at the time of Re-Delivery, shall have the Certificates listed in the Specification, all of which shall be procured by Builder at Builder's expense. If, in any circumstances, the Classification Society issues a provisional Classification Certificate in respect of the Work and/ or the Ship, any such work as is necessary to facilitate the grant of a full


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Classification Certificate, and any further steps as are necessary to acquire that full Classification Certificate, shall be undertaken by Builder at Builder's expense, except as provided in Article 11.2. As long as the proper operation of the Ship is not impaired by the work described in any Provisional Classification Certificate, Owner shall be bound to accept Re-Delivery. The completion of such work by Builder shall be carried out after Re-Delivery.

2.6 All certificates shall be procured by Builder in Owner's name.

2.7 Unless otherwise noted by the Specification and/or the plans, padeyes for handling, rudders, propellers, main shafting, or thrusters are assumed to exist and are not included.

2.8 Costs of tugs and/or pilots associated with moving the Ship out of or within the Yard and/or connected with the conduct of Sea-Trials shall be for Builder's account, pending Re-Delivery.

2.9 Owner's Representative(s) and all persons who at any time are present in the Yard at the request of Owner to assist Owner's Representative(s) shall comply fully with Builder's Requirements. For this purpose, Builder has provided Owner with copies of all Builder's Requirements and shall hereafter provide copies of all updates and amendments to Owner's Representative(s) on a timely basis.

3. BUILDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Builder hereby represents, warrants and covenant to and with Owner:

      (a)   that the statements made in Recitals 1 to 9 are true and correct;

      (b)   to use its best efforts to procure that the conditions contained in
            Article 29.1(b)(d), (f) and (g) are satisfied as soon as possible and, in any event, prior to the expiry of 90 days after the Contract Signing Date;

      (c) to maintain in full force and effect the Collective Agreements, the Credit Agreement, the Operating Contract, the Supply Contract and all other contracts required for the due performance of the Contract;

      (d) to do whatever else is required so that Builder will have available to it all labour, Materials and Equipment required for the proper performance of the Contract;

      (e) that Builder will not, prior to Redelivery of the Ship, undertake or become obligated to perform any shipbuilding, ship repair or other work the performance of which could materially impair Builder's ability to perform the Contract in accordance with its terms;

      (f) that, assuming the availability of the Working Capital Facility in accordance with the Credit Agreement and the payment by Owner of instalments of the Contract Price when due, Builder will have available to it sufficient financial resources for


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            the due performance of the Contract without the need for additional third party financing;

      (g) not to do or omit to do anything if, as a result, Builder would be in breach of any of Guarantor's Requirements; and

      (h) it is aware and acknowledges that Owner is relying on each of the foregoing representations, warranties and covenants in entering into the Contract.

3.2 Builder acknowledges and agrees to and with Owner that:

      (a) Owner is entering into the Contract with the expectation that due and timely performance will not be affected adversely by any action taken by Samir;

      (b) Upon Samir becoming entitled to exercise any rights with respect to any security held by it, including the Yard and the steel and other materials to be supplied pursuant to the Supply Contract, Builder will either cause Samir to execute and deliver an instrument in writing recognizing the validity and enforceability in accordance with their respective terms of the Trustee Agreement, the Operating Contract, the Supply Contract, the Shareholder Agreement and the Contract or take such other steps as may be required to ensure that the due and timely performance of each of them is not materially affected by any act or omission of Samir; and

      (c) Builder will indemnify and save harmless Owner for all losses, costs or damages (other than indirect losses, costs and damages) suffered or incurred by Owner as the result of any breach by Builder of the foregoing obligations.

4. CONSIDERATION

4.1 Owner agrees to pay Builder, in respect of Preliminary Engineering and the Work, the total sum of $37,092,544.

4.2 It is specifically understood and agreed that the amount specified in
Article 4.1 is made up of $778,334 for the Preliminary Engineering and $36,314,210 for the Work and that the latter amount will only be increased or decreased for changes to the Work as provided for in Article 11.

4.3 Owner's obligation to pay the Contract Price shall (subject to Article 29.1(e)) not be in any way dependent upon financial commitments which Owner may have from others.

4.4 Owner will pay Builder at Contract Effective Date as stipulated in Article
29.3 $3,631,421 less 10% of the amount applicable to Interim Period Work.

4.5 All changes to the Work will be priced as provided in Article 11.


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4.6 With respect to liens:

      (a) Builder acknowledges that the Ship will be mortgaged in favour of Owner's lenders under a mortgage, the terms of which will prohibit the incurring of liens against the Ship. Builder shall not create or exercise or suffer the creation or exercise by any third party (including, without limitation, its employees, suppliers, subcontractors, agents and Governments) of any lien, charge, mortgage, hypothec, right of retention or encumbrance (collectively a "Lien") of any kind on the Ship, the Work, equipment, machinery, materials, supplies and other articles and things attached to, placed on, bought or ordered in connection with the Work or the Ship; provided that Builder does not hereby waive any maritime liens it may have as a matter of law nor any of its rights of retention and priority as provided by the Civil Code.

      (b) With respect to all suppliers, subcontractors or agents (hereinafter individually or collectively referred to as "Creditors" or a "Creditor") employed by Builder, Builder undertakes to use its best efforts to obtain from each Creditor (having due regard for the existence of the Performance Guarantee) a waiver of Lien for any work or materials furnished by such Creditor in connection with the Work or the Ship, Builder shall, upon request, provide Owner with copies of such waivers.

      (c) If Builder is in breach or default under this Article 4.6 and if the aggregate amount of such unpaid liens is more than $10,000, Owner shall, among other things, have the right to pay such outstanding Liens itself, obtain a discharge of such Lien at the expense of Builder and deduct same from the next payment due.

            For greater certainty it is agreed that a "denunciation" shall not constitute a Lien for the purpose of this Article 4.6.

4.7 If the Contract does not become effective in accordance with Article 29 Owner shall pay to Builder within 10 Business Days any unpaid balance of the portion of the Contract Price payable for Interim Period Work.

5. MASTER CONVERSION SCHEDULE

5.1 The Master Conversion Schedule has been established by Builder and is attached at Appendix C. This schedule is primarily a GANT chart of the Ship conversion including about 300 Critical Activities. Builder and Owner acknowledge that the Master Conversion Schedule is based on information available as at the Contract Signing Date. As drawings are produced, the Master Conversion Schedule will be updated periodically. For the avoidance of doubt, such changes specified here above as may occur to the Master Conversion Schedule shall not require a Change Order under Article 11.1 and will not be for Owner's account.

5.2 Attached to the Master Conversion Schedule is a spreadsheet that allocates the portion of the Contract Price which is payable for each Task in over 10,000 Points. Each Task is broken down between labour and material (material includes equipment and subcontractors). The value of 1 (one) Point equals 90 (ninety) percent of the Contract Price (i.e. less the 10%
down payment to be made by Owner to Builder in accordance with Article 3.4 above) divided by 10,000 (the "Point Value").

5.3 Within two (2) Business Days of the end of each month Builder and Owner's Representative(s) will agree the Tasks which have been completed and partially completed and derive the cumulative number of Points earned by Builder, and such agreement will be recorded in an Approved Progress Report.

6. INVOICING

            Builder will invoice Owner monthly in amounts calculated by taking the difference between the total cumulative Points earned by the end of the month and the cumulative number of Points earned by the end of the previous month and multiplying the result by the Point Value.

7. PAYMENT OF INVOICES

7.1 Progress payments based on the relevant monthly invoice amount, as calculated in Article 6, shall be made by Owner to Builder within thirty (30) days of receipt by Owner of Builder's invoice. Owner shall use its reasonable endeavours to make payment to Builder within fifteen (15) days, subject to Builder providing such assistance as Owner may reasonably require to enable Owner's financiers to expedite verification that payment of the invoiced amount is due and provided that Owner shall not be in default of its payment obligations so long as payment of the applicable invoice is made within 30 days of receipt.

7.2 All payments shall be made by transfer to Builder's bank account, the details of which are to be provided by Builder to Owner on the Contract Signing Date, without set-off or deduction except where Builder, as provided in the Contract, has become obligated to pay any amount to Owner.

7.3 Amounts payable under Approved Change Orders, as defined in Article 11, shall be invoiced by Builder monthly and paid by Owner within thirty (30) days of receipt of the Approved Change Order and the corresponding invoice.

8. INSPECTION, ACCESS, AND TESTS

8.1 All tests and/or Sea-Trials to be performed in the course of the Work shall be for the account of Builder. The detailed manner and method of performing the Work hereunder shall be under the control of Builder, Owner being interested only in the result obtained. Notwithstanding, Owner shall be given a reasonable opportunity to inspect the Work, and to require performance by Builder of all reasonable and appropriate tests in addition to those required by the Classification Society or other regulatory bodies, as defined under "Rules and Regulations in Section 0610 of the Specification, during normal and/or multi-shift business hours. The costs of such tests which Builder is required to perform by Owner shall be borne by Builder if such tests indicate the existence of Conversion Deficiencies and/or Condition Deficiencies. In any other case the cost of such tests shall be borne by Owner. Such tests and any approvals given or comments made by Owner pursuant thereto shall not relieve Builder of any of its obligations under the Contract. Builder will, upon notice in writing by Owner or

Owner's Representatives in accordance with Article 10.7, correct any Conversion Deficiency and/or Condition Deficiency, irrespective of any prior acceptance of same by the Classification Society. No inspection or testing shall affect in any manner any of the warranties, covenants or agreements of Builder under the Contract or constitute a waiver thereof by Owner; provided, however, that Builder shall not be required to delay work because of the absence of Owner's Representatives. Owner's Representatives will be available in order to support multi-shift work practices.

8.2 Builder shall furnish Owner's Representatives with office space, adequate for up to four (4) Owner's Representatives, which office space shall be heated and air conditioned, equipped with desks, chairs, tables, filing cabinets, book shelves, internal and external telephone extensions, a telefax machine with an international line and a set of (three (3) desk-top computers, one (1) laptop computer, two (2) printers and Windows 98, Excel, Word, Access, Internet and e-mail software) at the Yard and shall make available the use of such other reasonable facilities as may be necessary to enable them to carry out their duties effectively, together with two (2) standard pick-up trucks fully taxed and insured as appropriate to be utilized within the Yard, at no cost to Owner.

9. TIME FOR COMPLETION

9.1 Builder shall effect Re-Delivery of the Ship on or before the Contractual Re-Delivery Date. Upon Re-Delivery, the Ship will be free and clear of any debts, duties, liabilities, right of retention or liens of any description whatsoever or any claim whatsoever arising from events prior to the Re-Delivery, other than those caused by any act of Owner unrelated to the Contract.

9.2 If at any time before Re-Delivery, there is a Permissible Delay, then, subject to Articles 9.3 and 9.5 the Contractual Re-Delivery Date then in effect shall be extended by the period of Permissible Delay, provided always that such period did not result from Builder's failure to take reasonable, necessary measures to avoid such delay. Force Majeure Events or Developments giving rise to delay(s) lasting 24 hours or less shall not be considered grounds for a Permissible Delay. If any series of Force Majeure Events or Developments occurs which are due to a single cause then, in such case, all such events shall be treated as one event.

9.3 All reasonable action shall be taken by the party claiming the existence of a Force Majeure Event or Development, to remove or overcome the cause of the Force Majeure Event or Development and to minimize the effect of that Force Majeure Event or Development on the Re-Delivery Date, such claiming party to act with all reasonable dispatch. The provisions contained in this Article shall not apply to financial obligations otherwise due. Each party claiming the existence of a Force Majeure Event or Development shall maintain records thereof which shall be open to inspection by the other and shall give notice to the other in writing within two (2) business days of learning of the existence of a Force Majeure Event or Development. Such notice shall include the anticipated duration of the period of Permissible Delay.

9.4 For greater certainty, it is agreed between Builder and Owner that any delay that is not a Permissible Delay cannot be used to increase the Contract Price or extend the Contractual Re-Delivery Date.

9.5 The Contractual Re-Delivery Date then in effect shall automatically be extended by the anticipated duration of the period of Permissible Delay specified in a notice given by Builder unless Owner, within five (5) working days after receipt of notice of such Permissible Delay under Article 9.5, states its objection in writing to so treating such event or development as a Permissible Delay. In such circumstances the rights of both Builder and Owner shall be preserved, and the burden shall be on Builder to establish its right to rely on, and its compliance with, the provisions of this Article 9.5. It is understood and agreed that the second and each subsequent day for which the Yard is closed because of snow will constitute a period of Permissible Delay.

9.6 In the event that the Re-Delivery is delayed seven (7) days beyond the Contractual Re-Delivery, Owner shall be entitled to Liquidated Damages in the amount of $25,000 per day for the first ten (10) days of delay, $35,000 per day for the next twenty (20) days and $50,000 per day for the remaining days until Re-Delivery of the Ship. Such Liquidated Damages shall however not accrue if the delay is less than seven (7) days. Such Liquidated Damages will be limited to ten per cent (10%) of the Contract Price, as amended during the currency of the Contract and will represent Owner's sole remedy for any and all damages, including but not limited to consequential damages and incidental damages, relating to delay.

9.7 In the event that Re-Delivery of the Ship takes place on or before the Contractual Re-Delivery Date, Owner shall pay Builder a daily bonus based on the number of days by which Re-Delivery is earlier than the Contractual Re-Delivery Date less a grace period of 7 days, determined as follows:

      (a) if Re-Delivery takes place within seven (7) and seventeen (17) days before the Contractual Re-Delivery Date, $12,500 for each day by which Re-Delivery is earlier than the Re-Delivery Date, and

      (b) if Re-Delivery takes place more than seventeen but less than thirty-one (31) days before the Contractual Re-Delivery Date, $17,500 for each day by which Re-Delivery is earlier than the seventeenth (17th) day before the Re-Delivery Date, and

      (c) if Re-Delivery takes place more than thirty (30) days before the Contractual Re-Delivery Date, $25,000 for each day by which Re-Delivery is earlier than the thirtieth (30th) day before the Re-Delivery Date.

Provided, however, that the maximum amount payable by Owner to Builder by way of bonus under this Article 9.7 shall not exceed five per cent (5%) of the Contract Price as amended from time to time.

10. RE-DELIVERY AND RISK OF LOSS

10.1 Builder shall complete the Work in accordance with the Specification and Master the Conversion Schedule, in sufficient time to allow Re-Delivery of the Ship on or before the Contractual Re-Delivery Date. Prior to the commencement of Sea-Trials Builder will give Owner's Representatives at least five (5) days notice of commencement. Owner will, if so requested by Builder, provide Builder with such qualified crew as Builder reasonably requires in order to conduct the Sea-Trials, failing which the crew shall be provided by Builder. For the avoidance of doubt, completion of the Work includes completion of Sea Trials and receipt by Owner of the Certificates in accordance with
Article 2.5 for Builder's account. Builder and Owner shall be entitled to have present at all Sea Trials an appropriate number of nominated observers for the purpose of witnessing them. Any crew provided by Owner shall be treated as personnel of Builder and the responsibility of Builder (as shall Owner's Representative and observers who are on board the Ship for the purpose of the Sea Trials), and Builder shall undertake in respect of such crew Owner's Representatives and observers those same obligations as are set out in Article 12.1(c) for the duration of the Sea Trials.

10.2 The Ship shall, upon Re-Delivery, be in the same condition as it was at the time of Delivery to Builder (fair wear and tear excepted, and subject always to alteration in Ship's condition resulting from the proper performance of the
Work).

10.3 When Builder considers that the Work is complete (having delivered to Owner full written copies of all Sea Trial results) it shall request of Owner, in writing, that Owner issue a signed Re-Delivery Acceptance Certificate in respect of the Ship.

10.4 Within two (2) days of receiving Builder's written request under Article 10.3, Owner's Representative(s) shall conduct an Inspection of the Work and the Ship for the purpose of identifying Conversion Deficiencies (if any) in the Work and the Condition Deficiencies (if any) in the Ship.

10.5 If Owner is satisfied upon Inspection of the Work and the Ship that there are no Conversion Deficiencies or Condition Deficiencies, it shall, within two
(2) days of completion of the Inspection, issue to Builder a signed Re-Delivery Acceptance Certificate, which, when signed by Owner, will constitute acceptance of the Work and the Ship by Owner, and Re-Delivery of the Ship.

10.6 Builder shall, at the time of Re-Delivery, Re-Deliver the Ship to Owner free and clear of all liens, claims or other encumbrances, other than those which are attributable to any act or omission of Owner, in a seaworthy condition at a safe berth at the Yard, always afloat. Upon Re-Delivery of the Ship, Owner shall pay the balance of the Contract Price to Builder. Risk of loss of and/or damage to the Ship shall pass to Owner upon Re-Delivery.

10.7 Owner shall not unreasonably refuse to issue a signed Re-Delivery Acceptance Certificate. Owner shall notify Builder and Guarantor in writing, within five (5) days of the Inspection, of any Conversion Deficiency and/or Condition Deficiency, on the basis of which Owner refuses to issue a signed Re-Delivery Acceptance Certificate. Such notice shall specify the work required to remedy the Conversion Deficiency and/or Condition Deficiency.

10.8 Subject to the remaining provisions of this Article 10, upon receipt of Owner's written notice pursuant to Article 10.7, Builder shall immediately undertake the Remedial Work specified in such notice. Upon completion of such Remedial Work in respect of the Conversion Deficiencies (so that the Work is completed pursuant to the Specification and Master Conversion Schedule) and/or Condition Deficiencies (so that the Ship is returned to the condition referred to in Article 10.2), Owner shall issue a signed Re-Delivery Acceptance Certificate, on the basis of which Re-Delivery of the Ship will occur.

10.9 If:

      (a) within seven (7) days of receipt by Builder of Owner's written notice under Article 10.7 Owner and Builder are unable to agree that Owner's reason for refusing to issue a signed Re-Delivery Acceptance Certificate constitutes a Conversion Deficiency and/or a Condition Deficiency as specified in such notice, or

      (b) where Owner refuses to issue a signed Re-Delivery Acceptance Certificate in respect of any purported Remedial Work carried out by Builder,

Owner shall pay Builder the undisputed amount of the Contract Price remaining outstanding, and shall deposit the disputed amount (including, if applicable, the bonus potentially claimable by Builder) in an interest bearing escrow account in the joint names of Owner and Builder at a mutually acceptable financial institution, and the dispute shall be referred to arbitration as provided in Article 20.2.

10.10 Where any dispute arises as referred to in Article 10.9, then notwithstanding any referral to arbitration which may occur (and without prejudice to either party's other rights and remedies under the Contract (in particular, but without limitation, in relation to the payment of Liquidated Damages by Builder pursuant to Article 9.6 or the payment of bonus amounts by Owner pursuant to Article 9.7) or available to it at law or in equity), Owner may, at its option:

      (a) after giving prior written notice to Guarantor, require that any or all of the alleged Conversion Deficiencies and/or Condition Deficiencies be subjected to Remedial Work by Builder, in which case Builder shall perform the Remedial Work so requested subject, however, to Builder's right to claim for additional compensation in accordance with Section 11.3 for any portion of the Remedial Work ruled to be unjustified by the arbitrators; or

      (b) where the operational capacity of the Ship is not impaired and after giving prior written notice to Guarantor, take repossession of the Ship, in which case (i) the amount of Liquidated Damages, if any, would stop accruing from the date of a repossession of the Ship and the risk of loss and/or damage to the Ship shall automatically pass to Owner, and (ii) Owner shall have the right to carry out the Remedial Work and, if the outcome of the arbitration favours Owner, offset its costs from the amount placed in the escrow account pursuant to Article 10.9.

10.11 Where Owner makes the election provided for in Article 10.10(b):

      (a) Builder shall (i) remove its employees, agents and contractors, together with their equipment, from the Ship, and (ii) render all necessary assistance to the Ship in leaving the Yard at the earliest moment Owner wishes to do so; and

      (b) on demand by Owner, Builder shall assign all sub-contracts relevant to any Remedial Work to Owner (unless Builder is not permitted to do so by the terms of such sub-contracts) and shall execute all instruments and take all other steps which may be required to vest in Owner (insofar as Owner does not already have the same) title to all rights, set-offs and other benefits held by Builder in connection with the Work which are relevant to the Remedial Work; provided that all such assignments shall be made without prejudice to any rights of recourse Builder may have against subcontractor at the date of assignment.

10.12 Sea Trial procedures will be developed by Builder subject always to approval by Owner, on the basis of SNAME Technical Research Bulletin 3-47 Guide for Sea Trials.

11. ALTERATIONS OR CHANGES

11.1 If, during the performance of the Work, Owner or Builder needs or desires to make any additions to, deductions from, or alterations in the Plans and/or Specification and/or Master Conversion Schedule, Owner or Builder, as the case may be, shall issue a Change Order Request to the other specifying the changes proposed. Builder shall have no obligation to perform any work under a Change Order Request nor shall Owner have any obligation to pay for any work carried out in purported pursuance of a Change Order Request. Where (i) the Change Order Request is given by Owner, Builder's response and (ii) the Change Order Request is made by Builder such Request must specify:

      (a) details of the change(s) proposed, including reference to new drawings and/or specifications, if any;

      (b)   the value of the Change Order, positive or negative; and

      (c) the number of days by which the Contractual Re-Delivery Date is to be extended or reduced by virtue of the proposed Change Order, it being agreed that changes that do not affect the Master Conversion Schedule's Critical Path Activities and do not otherwise constitute Permissible Delay cannot be used to extend the Contractual Re-Delivery Date.

Each Change Order will embody all of the information specified above in relation to Change Order Requests and responses.

11.2 Should the rules and regulations of the regulatory agencies or any interpretation thereof referred to in the Specification be altered or changed after the Contract Signing Date, then such change(s) will be the subject of a Change Order to the extent that they affect the Work.

11.3 In the event that the parties cannot agree upon a lump sum price for the work to be carried out pursuant to a Change Order proposed by either Party and the other's response given in accordance with Article 11.1, Owner may, at its election, pay for such work by application of the Unit Rates for Procurement of Materials, Unit Rates for Itemized Work and/or Unit Rates for Labour or Equipment in Appendix B. Payment, accordingly, shall constitute full compensation for the labour and materials covered by the applicable Change Order Request and response.

11.4 In the event of the identification in the course of performance of the Work of hazardous waste materials, including but not limited to asbestos and tin or lead based coatings which will require special handling, testing and disposal, a Change Order will be issued covering the work required to deal with such materials.

11.5 Notwithstanding the foregoing, where a Change Order Request, if implemented, could result in the Contract Price being 110% or more than the original Contract Price specified in Article 4.1, notice shall be given to the Guarantor and no Change Order giving effect to any such Change Order Request shall become effective for any purpose unless and until Guarantor has approved the same in writing; provided that Guarantor shall not unreasonably withhold such approval.

12. INSURANCE AND INDEMNITY

12.1 For the purposes of the Contract:

      (a)   Builder's Furnished Property

            Owner shall have no responsibility to Builder in respect of damage to or loss of any property of Builder (including, but not limited to, such of the Materials and Equipment as are supplied by Builder and any dry-dock or vessels of any type), irrespective of whether any such damage or loss is caused or contributed to by any act, default or negligence of Owner and provided always that insurance coverage is available under the terms and conditions of the policies issued in accordance with Article 12.2, and Builder will hold harmless and indemnify Owner from and against, and shall defend at its own expense, all claims, suits, costs, liabilities, judgements, fines penalties and demands arising out of or resulting from any such loss or damage.

      (b)   Owner's Property

            Builder's obligations to Owner with respect to OFE are as set out in
            Article 22.2. Builder shall be fully responsible to Owner in respect of damage to or loss of any other property of Owner in the Yard, irrespective of whether any such damage or loss is caused or contributed to by any act, default or neglect of Owner, and Builder will hold harmless and indemnify Owner from and against, and shall defend at its own expense, all claims, suits, costs, liabilities, judgements, fines penalties and demands arising out of or resulting from any such loss or damage.

      (c)   Personnel of Builder

            Builder shall hold harmless and indemnify Owner from and against any and all claims, suits, costs, liabilities, judgements, fines, penalties and demands in respect of personal injury to or death of any personnel of Builder and/or its sub-contractors, other than US Subcontractors (as defined in clause (d) below) irrespective of the cause of such personal injury or death and including negligence.

      (d)   US Subcontractors

            In respect of each subcontractor ("US Subcontractor") which is a United States resident or who intends to employ any United States resident ("US Employee") to perform any work in connection with its subcontract Builder shall not be entitled to enter into a subcontract which does not satisfy the requirements of Schedule 7.

      (e)   Personnel of Owner

            Owner shall hold harmless and indemnify Builder from and against any and all claims, suits, costs, liabilities, judgements, fines, penalties and demands in respect of personal injury to or death of any personnel of Owner, irrespective of the cause of personal injury or death and including negligence.

      (f)   Third Party Claims

            Builder hereby agrees to indemnify, defend and hold harmless Owner from and against any and all claims, demands or causes of action, by any and all third parties other than claims relating to the subject matter of clause (d) above arising out of or in any way connected with, directly or indirectly, the performance by Builder of the Contract, for loss, damages, recourse or compensation of any kind for death or injury to any person or loss of or damage to property, of any and all third parties, howsoever arising, and whether based in whole or in part on any negligent act or omission of Owner.

      (g)   The Ship

            Builder shall, for the duration of the period beginning with Delivery and ending with Re-delivery, take full responsibility for the care and custody of the Ship. In case of any damage to or loss of the Ship not amounting to an actual or a constructive total loss, Builder shall repair and make good the same to the satisfaction of Owner so that at Re-Delivery the Ship shall be without any Condition Deficiency in good order and condition.

      (h)   Workers' Compensation

            Builder shall, at all times, pay or cause to be paid assessments and contributions required to be paid pursuant to applicable worker's compensation legislation and, upon failure to do so, Owner, in addition to its other rights, may deduct the amount of such assessment or contribution from any payment then due or to become due to Builder under the Contract.

            Notwithstanding the foregoing, Builder shall be under no obligation to indemnify Owner, as provided above, if and to the extent that (a) the insurance to be maintained in accordance with the remaining provisions of
Article 12 does not provide coverage in respect of the loss to be indemnified against, and (b) such loss results from any act, default or negligence of Owner.

12.2 Builder shall at its sole cost and expense obtain insurance coverage so as to fully cover all of its obligations set forth in the Contract, and shall maintain such insurance coverage in full force throughout the duration of the Contract with insurers, and on terms satisfactory to Owner, such insurance coverage to include:

      (a) Builder's risk insurance covering the Ship, the Work and the Materials and Equipment (collectively "Builder's Risks") to their full value at time of loss. For this purpose, "full value" shall mean (i) $9,750,000 in respect of the agreed value of the Unconverted Ship and (ii) $36,314,200 in respect of the Contract Price (subject to increase by the amount of any Change Order that increases the Contract Price). Such Builder's Risk insurance cover shall correspond, with such amendments as are necessary to provide the coverage specified in this clause (a), at least to the cover provided by The Institute Clauses Builder's Risks (CL351 - 1/6/88) but shall include cover for faulty welds and completed operations insurance (which will include coverage for Builder's obligations under Article 19.1 and 19.2);

      (b) Coverage for war risks and associated risks including strikes, riots and civil commotions in respect of Builder's Risks to correspond at least to the cover provided by the Institute Clauses War (Builders' Risks) (CL 349 - 1/6/88) and the Institute Clauses Strikes (Builders' Risks) (CL 350 - 1/6/88), extended to include the period from the time of Delivery of the Ship until Re-Delivery;

      (c) Comprehensive general liability insurance, for a sufficient amount and in any event with a limit of not less than ten million Dollars ($10,000,000) for any one occurrence for bodily injury, personal injury and/or property damage arising out of or in connection with the performance of the Contract, subject to a $10,000,000 general aggregate. Such insurance shall specifically cover the contractual liabilities and indemnities herein assumed by Builder and shall include "Products and Completed Operations Liability" provisions or endorsements;

      (d) Automobile liability insurance covering owned, non-owned, and hired automotive equipment in the minimum amount of one million Dollars ($1,000,000) combined single limit for bodily injury or property damage;

      (e) Builder shall provide Owner with satisfactory evidence of the following insurance coverages to be maintained by Builder or its subcontractor with respect to any tugs or other ships used in connection with the Work:

            (i) Hull and machinery insurance on each ship per the Institute Time Clauses - Hulls (CL 280 - 1/10/83) or equivalent covering fire, explosions and marine perils, with three-fourths collision clause {including Tower's Liability Insurance per the American Institute Tug Form (August 1, 1976) or equivalent, if the ship is a tug} in an amount equal to the full insurable value of the ship, together with Institute War and Strikes Clause Hulls - Time (CL 281 - 1/10/83) and Institute Additional Perils Clause - Hulls (CL 294 - 1/10/83).

            (ii) Protection and Indemnity Insurance in accordance with the UK P&I Club Rules current at the date of execution of the Contract or equivalent, including collision liability not covered by the hull machinery insurance maintained in accordance with clause (i) above.

12.3  (a)   All policies to be maintained by Builder in accordance with Article
            12.2 shall name Owner as additional assured with a waiver of subrogation, provided that there is no recourse to Owner for the payment of premiums, deductibles or other charges, and, in respect of coverage under Article 12.2(a), shall provide that payment for all losses shall be made to Owner or its order; shall be endorsed to be primary as respects any other insurance carried by Owner, and any `other insurance' or `cover elsewhere' clauses are to be deemed deleted as to Owner; and shall be so written or endorsed to provide that the insurers shall have no right of recovery against Owner.

      (b) The proceeds of the insurance maintained under Article 12.2(a) shall be dealt with as follows:

            (i) In the event the Ship or the Work shall be damaged by any insured cause whatsoever prior to Re-Delivery and in the further event that such damage shall not constitute an actual or a constructive total loss of the Ship, all amounts received under such insurance coverage shall, firstly and in priority to any indemnification for any other loss or damage, be applied by Builder to the repair of such damage in a manner satisfactory to the Classification Society and all regulatory bodies. Owner shall accept Re-Delivery if the Work is so repaired and completed in accordance with the Contract, subject to the provisions of Article 10.

            (ii) In the event that the Ship is declared to be an actual or constructive total loss prior to Re-Delivery, Builder shall refund, or cause the insurer to pay, immediately to Owner an amount equal to:

                  (A) The declared value of the Ship under the applicable insurance policies; and

                  (B) All moneys paid by Owner to Builder on account of the Price.

      (c) The Contract, upon receipt by Owner of the termination payment provided for in Article 12.3(b)(ii), shall, at Owner's option, be deemed to be terminated..

      (d) Builder shall procure with its underwriters that all proceeds of insurance payable to Owner as provided above shall be remitted to Owner in Dollars.

12.4 Owner shall at its sole cost and expense obtain insurance coverage with respect to OFE in such amounts and on such terms as it shall determine to be appropriate, except that all such policies shall be so written or endorsed to provide that insurers shall have no right of recovery against Builder. Owner shall be fully entitled to be paid and to deal in its sole discretion with the proceeds of all insurance maintained pursuant to this Article 12.4.

12.5 The Ship and all replacement parts, materials, engines, machinery, outfit and equipment within the premises of the Yard, shall be marked with the Ship's identification number.

12.6 All insurance policies to be maintained by Builder shall provide for not less than thirty (30) calendar days written notice to Owner of any cancellation, or of any material change in coverage and for the delivery to Owner of a renewal certificate prior to their expiration.

12.7 Not later than the Contract Effective Date, Builder shall furnish Owner with certificates of insurance or other evidence acceptable to Owner certifying that the insurance policies referred to in Article 12.2 are in full force and effect, provided that receipt of such certificates shall not constitute acceptance thereof nor waiver of Builder's responsibility hereunder.

12.8 All insurance policies to be obtained, maintained and paid for by Builder shall be written in such a way that Builder's subcontractors shall have the benefit of, and be covered by, insurance of types and amounts necessary to cover risks (other than those to be covered by insurance of the nature described in Schedule 7) inherent in the work to be performed by them.

12.9 The deductibles (if any) on any of the insurance policies referred to in
Article 12.2 shall not exceed one hundred and fifty thousand Dollars ($150,000) for any one occurrence.

12.10 Builder shall do nothing to render any of the insurance policies void or invalid and shall indemnify and shall hold harmless Owner from all consequences of any failure by Builder to obtain and maintain the insurance provided for in
Article 12.2. If Builder shall at any time fail to comply with any of its obligations under this Article then:

      (a) Owner shall have the right to effect any applicable insurance coverage which Builder has failed to effect as required by the Contract and to deduct the cost (including premiums) from any amount otherwise payable to Builder; and

      (b) Builder shall indemnify Owner for any loss or damage suffered as a result thereof.

13. TITLE TO THE SHIP

            Notwithstanding transfer of the custody of the Ship to Builder, title and right to possession of the Ship and all Materials and Equipment purchased for, appropriated to or removed from the Ship are to be vested in Owner at all stages of the Work, to the extent that Owner has paid Builder for Material and Equipment, with the exception of the scrap material which is removed from the Ship (which shall vest in Builder) in the execution of the Work. Builder shall identify, segregate and label all such Materials and Equipment.

14. TERMINATION, DEFAULT AND SUSPENSION

14.1 SUSPENSION BY OWNER

            Owner shall be entitled to suspend the Work, at its sole option at any time for a single period of not less than 30 and not more than 120 days, by seven (7) days' written notice to Builder, whereupon:

      (a) Builder shall promptly suspend further performance of the Work and during the period of such suspension shall properly care for and protect the Ship, the Work, all Materials and Equipment and all Owner Furnished Equipment.

      (b) to the extent that performance of the Critical Activities (or any other Tasks constituting part of the Work, where the number of such Tasks is materially increased or the performance of such Tasks is materially affected) is adversely affected, the Contractual Re-Delivery Date shall be extended by a period equal to the suspension period.

      (c) Owner shall reimburse Builder for any costs unavoidably and reasonably incurred by reason of and during the period of suspension (including amounts payable under the Nominated Subcontracts); provided that Owner shall not be liable to Builder for any indirect or consequential loss or damage of any nature whatsoever, including without limitation, loss of business opportunities, loss of profit or loss of use incurred or suffered by Builder by virtue of the period of suspension.

      (d) Should, during the period of suspension, Builder desire to move the Ship or to relocate Materials and/or Equipment intended for incorporation in the Work in order to carry out its normal business, then all reasonable costs incurred by Builder in demobilizing and remobilizing the Ship or such Materials and/or Equipment and personnel as may be affected by the Suspension Notice shall be for the account of Owner and shall be paid to Builder as an adjustment to the Contract Price.

      (e) Except as expressly provided above, any costs, loss or damage sustained by Builder during any period of suspension shall be for Builder's account.

            Upon receipt of Builder's written order to recommence the suspended Work or part thereof, Builder shall promptly recommence the same within 24 hours of receipt of Owner's written notice.

            For greater certainty, it is hereby declared that Owner's suspension rights may be exercised on only one occasion and that, in the absence of default by Builder, Owner's only rights to prevent resumption of the Work immediately following the suspension period shall be those contained in Article 14.2 below.

14.2 TERMINATION FOR CONVENIENCE BY OWNER

            Owner may terminate the Contract for its convenience at any time by fourteen (14) days written notice to Builder, in which event Owner's liability to Builder shall be limited to paying Builder:

      (a) that portion of the Contract Price earned by Builder up to the date of termination, such portion to be calculated in accordance with the Point Value formula contained in Article 5.3 by reference to the Master Conversion Schedule and the Work actually performed by Builder to the date of termination;

      (b) all costs directly attributable to the termination incurred by Builder for dismissal of labour and redundancy of Materials and Equipment purchased by Builder for the performance of the Contract (including, without limitation, amounts payable to Builder's subcontractor), provided that such costs are properly documented and that Owner shall be liable only where Builder demonstrates that due economy and mitigation has been exercised and that the costs stem directly and unavoidably from the termination, or, where appropriate, that the costs have been correctly apportioned; and

      (c) an amount equal to ten per cent (10%) of the unearned balance of the Contract Price by way of agreed compensation to Builder for loss of profit.

14.3 BUILDER DEFAULT

            Upon the occurrence of any of the following events (each an "Event of Default"):

      (a) Builder fails to prosecute the Work with diligence, in accordance with the Master Conversion Schedule, or otherwise fails to comply substantially with all its obligations under the Contract (except and to the extent that such failure is due to a Force Majeure Event or Development), Owner gives Builder and Guarantor written notice thereof and Builder fails within five (5) days to present a plan of action to begin remedying the noted failure or, having presented such a plan, fails within a further thirty (30) days (or any longer period of time mutually agreed) to begin remedying the failure;

      (b) Builder files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files a petition or answer seeking any arrangement, liquidation, dissolution or similar relief for itself under any applicable law or regulation, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its assets, or makes any general assignment for the benefit of, or liquidates or dissolves; or

      (c) a petition is filed against Builder seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under any applicable law or regulation, and such petition remains undismissed or unstayed for an aggregate of thirty
            (30) days, or if any trustee, receiver or liquidator of Builder or of all or any substantial part of its property shall be appointed without the consent or acquiescence of Builder, and such appointment shall remain unvacated or unstayed for an aggregate of thirty (30) days;

Owner shall be entitled to advise Builder and Guarantor in writing that an Event of Default has occurred, following which Guarantor shall advise Owner in writing either that it intends to complete the Work at the Yard in accordance with the Contract (Option 1 under the Performance Bond) or that bids will be obtained from a third party shipyard for completion of the Work (Option 2 under the Performance Bond) or that Owner may arrange for completion of the Work (Option 3 under the Performance Bond). In the case where Option 2 is elected:

            (i) Guarantor shall, in consultation and with the assistance of Owner, prepare a request for bids, including an agreed statement of the scope of work required for completion and shall provide such request to not more than three shipyards which are determined to be capable of completing the Work in a competent and timely manner having due regard, among other things, to the loss of revenue to be incurred by Owner for delayed Re-Delivery and any requirements of Owner's lenders; and

            (ii) Guarantor shall, in consultation and with the assistance of Owner, evaluate all bids received in response to the request and determine which of such bids should be accepted, following which Owner shall enter into the required completion contract whereby payments will be made as provided in Option 2 and otherwise on terms and conditions agreed by Guarantor and Owner.

14.4 DEFAULT TERMINATION BY BUILDER

            Upon the occurrence of any of the following events:

      (a) Owner fails to make any payment when due under the Contract or fails to accept Re-Delivery of the Ship in accordance with the Contract and either of such failures shall have continued for more than fifteen (15) Business Days after Builder shall have given written notice thereof to Owner; or

      (b) Owner or Parent files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files a petition or answer seeking any arrangement, liquidation, dissolution or similar relief for itself under any applicable law or regulation, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its assets, or makes any general assignment for the benefit of creditors, or liquidates or dissolves; or

      (c) a petition is filed against Owner or Parent seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under any applicable law or regulation, and such petition remains undismissed or unstayed for an aggregate of thirty (30) days, or if any trustee, receiver or liquidator of Owner or Parent or of all or any substantial part of its property shall be appointed without the consent or acquiescence of Builder and such appointment shall remain unvacated or unstayed for an aggregate of thirty (30) days; or

      (d) suspension of the Work by Owner pursuant to Article 14.1 has continued for more than 120 continuous days.

            Builder may terminate the Contract by giving notice in writing to Owner, whereupon Owner shall become bound to pay Builder the sums that it would be obliged to pay on exercising its right of termination for convenience under
Article 14.2.

15. PAYMENT OF SUPPLIERS AND WORKMEN

15.1 Builder warrants that it will pay its suppliers, subcontractors and workmen on a timely basis for all materials, equipment and labour used or to be used in the Work and that its books and records, reflecting that these debts are kept current, will be made available for reasonable inspection by Owner. Builder also warrants that, insofar as is reasonably practical, all Materials and Equipment acquired for use in the Work will be marked, tagged or stored in such a manner that they may be readily identifiable as appropriated for use in the Work.

16. ASSIGNMENT

16.1 Owner shall be entitled:

      (a) to assign the Contract and the Guarantee and its interest in the insurance coverage specified in Article 12 to banks and other financial institutions as security for the indebtedness to be incurred as provided in Article 29.1(f);

      (b) to grant security by way of a first preferred mortgage on the Ship in favour of such banks and financial institutions;

and Builder will execute and deliver all consents and other documents required for this purpose. No further assignment shall be permitted without Builder's prior written consent.

16.2 Except as provided herein, Builder shall not be entitled to sub-contract any substantial part of the performance of the Work without Owner's prior written consent or to assign the Contract. For this purpose, "assign" shall be deemed to include any transfer or change of control of the ownership of Builder which is not consented to in writing by Owner.

17. NOMINATED SUBCONTRACTORS

17.1 Owner has nominated the following subcontractors to supply material, equipment and services:

      (a) Siemens Energy and Automation Inc. ("Siemens") for the supply of an integrated propulsion system pursuant to a Contract dated June 27, 2002 (the "Siemens Subcontract").

      (b) Caterpillar Motoren GmbH & Co. KG ("Caterpillar") for the supply of 3 marine diesel engines pursuant to an undated Contract, (Version 4-2000) (the "Caterpillar Subcontract").

      (c) Schottel Inc. ("Schottel") for the supply of rudder propellers and a tunnel thruster pursuant to an undated contract (the "Schottel Subcontract").

(Siemens, Caterpillar and Schottel are collectively referred to as the "Nominated Subcontractors" and the Siemens Subcontract, the Caterpillar Subcontract and the Schottel Subcontract are collectively referred to as the "Nominated Subcontracts").

17.2 Builder will accept an assignment of the Nominated Subcontracts to it in accordance with the following:

      (a) At the time of each assignment, Owner and each of the Nominated Subcontractors shall confirm to Builder in writing that with respect to the applicable Nominated Subcontract:

            (i) it is in full force and effect and there have been no modifications, assignments or changes except as disclosed in writing to Builder;

            (ii) Owner has satisfied its obligations under the Nominated Subcontract to the extent required to the date of the assignment, neither party has committed any default and neither party is claiming any amount against the other except for amounts which will be due and payable in the ordinary course of completing the Nominated Subcontract;

            (iii) arbitration proceedings have not been commenced by either party against the other;

            (iv) there are no agreements or understandings between the parties other than those expressly set out in the Nominated Subcontract;

            (v) they are aware that the workers' compensation legislation of Quebec does not provide coverage for their employees and that either (A) they have obtained such coverage, or (B) they agree that Builder shall have no obligations to provide any such coverage for such employees;

      (b) The assignments shall not obligate Builder to provide any security for payment of the Nominated Subcontract price and any such obligation in any Nominated Subcontract shall be Owner's obligations;

      (c) The Nominated Subcontracts shall be incorporated into and shall form a part of the Contract;

      (d) In the event of any inconsistency between a Nominated Subcontract and the Specification, the former shall take precedence for all purposes under the Contract;

      (e) The Contract Price includes amounts of $6,997,600 for the Siemens Subcontract, $1,680,000 for the Caterpillar Subcontract and $2,382,000 for the Schottel Subcontract. Any applicable taxes or duties that are stated in a Nominated Subcontract to be extra to a Nominated Subcontractor's price, that have not been included in the foregoing amounts, shall be paid by Owner to Builder as an extra to the Contract Price;

      (f) Builder will make payments when due in accordance with the applicable provisions of the Nominated Subcontracts (less any applicable withholding taxes) and shall, if so required by Owner, provide evidence of such payment as a condition of obtaining payment of an equivalent amount in accordance with Articles 5 to 7. Owner shall be entitled to set off against any amount otherwise payable to Builder any amount paid by Owner as guarantor under any Nominated Subcontract;

      (g) The warranties contained in each Nominated Subcontract shall, upon Re-delivery be assigned to Owner, as provided in Article 19.5;

      (h) The Contractual Re-Delivery Date will be extended if and to the extent delays caused by the failure of any one or more of the Nominated Subcontractors to deliver any Equipment in accordance with the requirements of the Master Conversion Schedule or if a force majeure event as contemplated under the applicable Nominated Subcontract occurs, provided that (i) the delay caused by the Nominated Subcontractor affects the critical path, (ii) Builder has taken all commercially reasonable actions to expedite the Nominated Subcontractor and (iii) remedies to alleviate a postponement of the Re-Delivery Date and mitigating actions proposed by Builder through a Change Order Request have been refused by Owner; and

      (i) With respect to each of the Nominated Subcontracts, Builder will not be responsible for ensuring the adequacy or quality of the scope of supply or the performance of the equipment or services supplied by each Nominated Subcontractor, the timeliness of delivery or dealing with any disputes regarding same (for which purpose Builder will, if so requested by Owner, reassign one or more of the Nominated Subcontracts to Owner).

18. REPRESENTATIONS ABOUT COMMISSIONS

            Should any third party claim any commission, finders fee or similar fee in connection with the Contract or the procurement thereof as a result of any alleged prior agreement between Owner or Builder and such third party, Owner or Builder, as the case may be, agrees to indemnify, protect and hold the other harmless from and against any such claim or claims.

19. REGARDING WARRANTIES AND RELATED MATTERS

19.1 Builder warrants that the Work will be completed in accordance with the Specification in a good and workmanlike manner and that all labour and work done, and installations made shall meet the requirements and standards described in the Specification, and all Materials and Equipment used by Builder in the Work, except those specified or furnished by Owner, shall be of the quality set forth in the Specification. If at any time within one year (365 days) after Re-Delivery there shall appear or be discovered any Conversion Deficiency, such Conversion Deficiency shall be made good, at Builder's expense, in accordance with the requirements of the Specification. The one-year (365-day) Conversion Warranty constitutes an express warranty by Builder with respect to the quality, design, manufacture and/or fitness of the Work. Builder shall be responsible for the cost of correcting any such Conversion Deficiency only to the extent that the same resulted from defective workmanship, Material or Equipment and not from ordinary wear and tear, or the negligence or improper act of Owner. Builder shall not be responsible for any required correction of which Owner has failed to give written notice within the 365-day period.

19.2 Any Remedial Work required to be performed to correct a Conversion Deficiency for which Builder is liable hereunder shall be carried out at the Yard, if practical. Where (a) because of geographical distance involved or in case of emergency it would be impractical to return to the Yard for repairs or replacements in respect of a Conversion Deficiency, or (b) Builder is unable to perform any Remedial Work for whatever reason, Owner may contract to have such work performed by another shipyard or ship repair facility. In such circumstances Builder shall be responsible only for a sum representing no more than the equivalent of the cost of repairs or replacements to correct the Conversion Deficiency at the Yard plus up to 50% straight time. In the event Owner elects to have any work performed to correct a Conversion Deficiency by someone other than Builder, it is an express condition precedent of this warranty that Builder must be notified three (3) days prior to the commencement of that work, unless the work shall be of an emergency nature to prevent further damage or to complete a critical operation undertaken by the Ship at sea, in which case repairs may be started immediately and Builder must be notified not later than noon on the next Working Day. Such notification shall include a description of the Conversion Deficiency, location of the Ship and the company selected to perform the repair or replacement work to correct the Conversion Deficiency. Owner shall be entitled to recover any amount owing to it for any Remedial Work performed by someone other than Builder by claiming under the completed operations insurance coverage and retaining all proceeds.

19.3 Builder shall not be liable, under any theory of liability whatsoever, including, but not limited to, express or implied warranty, negligence or manufacturer's strict liability under the general maritime law or the law of any state or country whatsoever, for contingent, consequential or incidental damages, such as, but not limited to, any claim for `down time', loss of earnings or damage to the Ship or cargo but shall be liable only for making good the Conversion Deficiency or paying cost of same, as set forth in the foregoing provisions of this Article.

19.4 Subject to the foregoing provisions of this Article 19 and the provisions of Article 1.5 relating to Condition Deficiencies, it is expressly provided that Builder DOES NOT WARRANT machinery, equipment and fittings purchased by Builder for installation in the Ship, but hereby agrees, upon Re-Delivery, to extend and assign the manufacturer's and/or supplier's warranty or guarantee, if any, to Owner. Builder will, however, be responsible for proper installation of all equipment purchased by Builder and installed in the Ship.

19.5 EXCEPT AS HEREIN SET FORTH IN THIS ARTICLE 19, BUILDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND PARTICULARLY DOES NOT MAKE ANY IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY OR WORKMANSHIP WITH RESPECT TO THE SHIP, IT BEING UNDERSTOOD AND AGREED THAT OWNER'S SOLE REMEDIES ARE THOSE SPECIFIED IN THE CONTRACT.

20. DISPUTES

20.1 CLASSIFICATION REQUIREMENTS

            In the event that any dispute shall arise during the performance of the Work as to the conformity of any Work or material with Classification Society requirements, such dispute shall be submitted to the Lloyd's Register of Shipping Surveyor or, at the option of either Party, to the head office of Lloyd's Register of Shipping and his or its decision as to whether or not such construction or material meets Classification Society requirements shall be final and binding.

            In the event of any dispute concerning the conformity of any Work to the standards provided for by the Contract which the Parties agree to be of a technical nature, such dispute may be submitted to the Lloyd's Register of Shipping Surveyor or, at the option of either Party, to the head office of Lloyd's Register of Shipping and his or its decision as to whether or not such construction or material meets the standards provided for in the Contract shall be final and binding.

20.2 ARBITRATION

            Should any dispute, controversy or claim of a nature other than the disputes described in Article 20.1 arise between Builder and Owner, the matter in dispute shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.

            For this purpose:

      (a) the arbitration panel shall consist of three arbitrators, one of such persons to be appointed by each of the Parties and the third (who shall be the Chairman of the arbitration panel) by the two so chosen;

      (b)   the arbitration shall be conducted at Montreal, Quebec.

      (c)   the language of the arbitration shall be English;

      (d) all notices required to be given (i) by Owner to Builder shall also be given to Guarantor and (ii) by Builder to Owner shall also be given to Parent;

      (e) Guarantor and Parent shall each be a party to the arbitration and shall be entitled, but not bound, to participate on the basis that
            (i) Guarantor's interest and that of

            Builder shall be the same, and (ii) Owner's interest and that of Parent shall be the same; and

      (f) as provided in the Performance Guarantee and the Parent Guarantee, Guarantor and Parent will be bound, respectively, by any arbitration award, whether or not they elect to participate in accordance with clause (e).

Builder shall not cease performance of the Work pending a decision of the arbitrators.

20.3 The existence of a dispute and all negotiations connected with such dispute shall at all times be, and remain, confidential.

21. NOTICES

21.1 Any notices required or permitted to be given by either Party hereto by or under the provisions of the Contract shall be addressed as follows:

      (a)   To Builder:

            Davie Maritime Inc.
            22 rue George D. Davie
            Levis, Quebec  G6V 8V5

            Attention: Project Manager
            Telefax:  (418) 838-0090

      (b)   To Owner:

            Torch Express L.L.C.
            401 Whitney Avenue
            Gretna, Louisiana  70056
            U.S.A.

            Attention: Robert E. Fulton, Chief Financial Officer
            Telefax:  (504) 367-7075

            With a copy to: Vincent Lecarme, Project Manager, at the same address

            All such notices shall be sent by courier delivery or by telefax (confirmed by courier delivery). Notices sent by courier shall be deemed to have been received two (2) Business Days after sending them by courier delivery and on the next Business Day in the case of notices sent by telefax. Either Party may, from time to time, designate in writing a different address or another person as recipient of all or certain Notices, whereupon the above provisions shall be deemed to be automatically amended accordingly.

21.2 In the case of notices of default, Owner shall provide a copy to the
Guarantor:

            Investissement Quebec
            393 St-Jacques Street
            Office Number 500
            Montreal, Quebec  H2Y 1N9

            Attention:  Secretary
            Telefax:  (514) 873-9917

22. OWNER-FURNISHED EQUIPMENT

22.1 Owner and Builder will discuss the basis on which Owner may be able to deliver Owner Furnished Equipment to the Yard in a timely manner so as not to delay the progress of the Work in accordance with the Master Schedule and Builder will schedule the installation and commissioning of Owner Furnished Equipment to prevent any such delay. Following such discussion, Owner will, at its option, either (a) decide to postpone installation and/or commissioning activities until the Ship has been Re-Delivered, or (b) negotiate with Builder a Change Order in appropriate form whereby OFE will be installed and commissioned prior to Re-Delivery and Builder will assist with installation and commissioning under the direction of personnel provided by the suppliers of Owner Furnished Equipment.

22.2 From and after delivery of any OFE to the Yard, Builder shall be responsible for exercising due care in its storage and handling prior to its installation in the Ship. For this purpose, all Owner Furnished Equipment and materials shall be stored at no cost to Owner in a designated area of approximately 10,000 sq. ft., of which 2,000 sq. ft. shall consist of climate controlled storage space or covered space.

23. TAXES

            Owner shall indemnify and hold Builder harmless with respect to all duties payable on the importation into Canada of equipment and materials for incorporation into the conversion as part of the Work. For the purposes of this
Article 23, (a) Builder shall provide Owner, from time to time, with particulars of the items in respect of which indemnity may be sought, (b) Builder shall assist and cooperate with Owner, as required, for the purposes of minimizing the amount of any duties payable, including the provision of all required documentation and access to Builder's records for audit purposes, and (c) duties shall mean customs duties (including interest and penalties) levied by the government of Canada in respect of such equipment and materials.

24. MISCELLANEOUS

24.1 No waiver by Party of any default by the other in the strict and literal performance of, or compliance with, any provision, condition or requirement herein shall be deemed to be a waiver of the strict and literal performance of and compliance with any other provision, condition or requirement herein, nor to be a waiver of, or in any manner to release such other from, strict compliance with any provision, condition or requirement in the future.

24.2 Except as expressly stated in the Contract, neither Party shall be liable to the other for any indirect or consequential loss or damage of any nature whatsoever including, without limitation, loss of business opportunities, loss of profit or loss of use incurred or suffered by the other party for any cause whatsoever including negligence.

24.3 Notwithstanding anything contrary in the Contract, the aggregate liability of Builder to Owner for any breach or series of breaches of Builder's obligations shall not exceed an amount equal to the Contract Price.

25. CONTRACT EMBODIES ALL AGREEMENTS

            The Contract embodies all agreements between Owner and Builder and any promises, agreements, representations or obligations which may have been previously made or undertaken by either party and not set out herein are superseded and shall be of no further force or effect.

26. PATENTS

26.1 Builder agrees to indemnify and hold harmless Owner against any and all claims, losses and liabilities (including but not limited to court costs and legal fees) for infringement of any intellectual property rights belonging to or alleged to belong to any third party brought against Owner with respect to the Plans and/or other designs, materials, processes machinery and/or Materials and Equipment used by Builder in the Work, except as the claim relates to the Unconverted Ship, Materials or Equipment supplied by Nominated Subcontractors, or to OFE.

26.2 Owner agrees to indemnify and hold harmless Builder against any and all claims, losses and liabilities (including but not limited to court costs and legal fees) for infringement of any intellectual property rights belonging to or alleged to belong to any third party brought against Owner with respect to the Plans and/or other designs, materials, processes, machinery and/or Materials or Equipment provided by Owner or Nominated Subcontractors used by Builder in the Work or related to Owner Furnished Equipment.

27. USE OF SPECIFICATION

            The Specification is and shall remain the property of Owner.

28. GOVERNING LAW

            The Contract shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto.

29. CONTRACT EFFECTIVE DATE

29.1 The following conditions are included for the sole benefit of Owner, who shall be entitled to waive any one or more of them in whole or in part:

      (a)   the issue of the Performance Bond;

      (b) the delivery to Owner of satisfactory evidence that the Credit Agreement has been entered into;

      (c) the Trustee Agreement, the Operating Contract and the Supply Contract shall continue to be in full force and effect;

      (d) the execution, delivery and issue of all consents, approvals and orders of the nature described in Recital 7 which have not been executed, delivered or issued as of the Contract Signing Date;

      (e) the obtaining by Owner of construction financing in the amount of $ 60 million on terms and conditions acceptable to Owner in its sole discretion;

      (f)   the Structured Financing Facility shall continue to be available;

      (g)   the assignment of the Nominated Subcontracts;

      (h)   the delivery to Owner of the insurance certificates referred to in
            Article 12.2.

      (i) the delivery to Owner of any certificates or legal opinions it may require to satisfy itself as to the validity and enforceability of any of the foregoing;

      (j) no event of the nature described in Article 14.3(a) to (c) shall have occurred and be continuing;

      (k)   no breach will have occurred of the Guarantor's Requirements; and

      (l) the approval of the board of directors of Parent to the giving of the Parent Guarantee.

29.2 The following conditions are included for the sole benefit of Builder, who shall be entitled to waive any one or more of them in whole or in part:

      (a)   the entering into of the Credit Agreement;

      (b) the Operating Contract and the Supply Contract shall continue to be in full force and effect;

      (c) the execution, delivery and issue of all consents, approvals and orders of the nature described in Recital 7 which have not been executed, delivered or issued as of the Contract Signing Date;

      (d)   the assignment of the Nominated Subcontracts; and

      (e) no event of the nature described in Article 14.4(a) to (c) shall have occurred and be continuing.

29.3 Within three (3) days of the date as of which the last to be satisfied of the conditions specified in Articles 29.1 and 29.2 shall have been satisfied or waived Owner shall deliver to Builder the Parent Guarantee and shall pay to Builder $3,631,421, less 10% of the amount applicable to Interim Period Work.

29.4 The Contract shall become effective when all of the conditions specified in Articles 29.1 to 29.3 shall have been satisfied; provided that, unless otherwise agreed, the Contract will become null and void at the expiry of 90 days after the date of execution unless by such later date each of such conditions shall have been satisfied or waived.

29.5 Article 20 shall be effective from the Contract Signing Date.

30. OTHER

30.1 LANGUAGE

            The Parties confirm that it is their wish that the Contract, as well as any other documents relating to the Contract, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les parties aux presente confirment leur volonte que cette convention, de meme que tous les documents, y compris tous avis, cedules et autorisations s'y rattachant, soient rediges en anglais seulement.

30.2 COUNTERPARTS

            The Contract may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

            IN WITNESS WHEREOF the parties have caused the Contract to be signed by their duly authorized signatories the day, month and year first above written.

                                       DAVIE MARITIME INC.

                                       By:
                                          ----------------------------
                                           Richard Bertrand


                                       TORCH EXPRESS L.L.C.

                                       By:
                                          ----------------------------
                                           Lyle Stockstill

                                   SCHEDULE 1
                             BUILDER'S REQUIREMENTS

1. INTRODUCTION

            The following directives are issued to protect Builder's property. Evidently, all safety measures that apply to Owner cannot be specified in this Schedule; certain special cases will require special measures.

2. GENERALITIES

2.1 GOVERNMENTAL REGULATIONS AND HEALTH AND SAFETY PROCEDURES

            Builder is revising all its health and safety procedures to comply with the new Health and Safety Regulation, issued by the CSST (Occupational Health and Safety Commission). Copies will be provided to Owner as soon as they are completed and approved.

2.2 OWNER'S REPRESENTATIVES

2.2.1 The representatives of Owner must leave their personal addresses, and telephone numbers with Industrial Security so they can be reached outside regular working hours in case of an emergency.

2.2.2 The representatives of Owner must supply a list of employees and vehicles to be used by it with Industrial Security.

2.3 EMPLOYEE PASSES

            Each employee of Owner must be registered and must sign for a pass that must be submitted in at the end of the Work.

2.4 RESPONSIBILITIES OF OWNER

2.4.1 Owner is responsible for all its employees and other people working for him within the Yard. It must inform such employees of all the safety regulations applicable in the Yard.

2.5 USE OF A CAMERA

            Photography, without written permission from a Builder's representative, is forbidden.

2.6 USE OF ALCOHOL, DRUGS AND TOBACCO

2.6.1 Bringing in or the use of alcohol and/or drugs is forbidden. Any person found with or under the influence of these products will be evicted at once and will be refused future access to the Yard.

2.6.2 Bill 444 on the regulation concerning the use of tobacco has been in effect since December 17, 1999. Smoking is prohibited in workshops, trailers, warehouses and office buildings.

3. PERSONAL SAFETY EQUIPMENT

            Builder's safety regulations require that all employees wear an approved safety helmet, safety glasses and safety boots to move around the Yard and in workshops. The employees of Owner must comply with these requirements as well.

4. SAFETY PRACTICE

4.1 OWNER'S EQUIPMENT

            Any equipment belonging to Owner must be placed out of harm's way so as not to create an obstruction or cause any kind of danger. However, if it is impossible to avoid this kind of situation, Industrial Security will be informed and suitable signposting will be placed in this area.

4.2   EXCAVATION

            The Plant Service Director must authorize excavation work. Care must be taken to avoid damaging subterranean installation such as:

      (a)   Water, steam, acetylene, oxygen, etc. conduits.

      (b)   Electrical cables.

      (c)   Foundations.

      (d)   Etc.

4.3 USE OF EXPLOSIVES

            The Plant Service Director and the Health and Safety Coordinator must approve any work requiring the use of explosives beforehand.

4.4 TEMPORARY SHELTERS

            Temporary shelters such as tool sheds, offices or other temporary structures must not be heated with open flames.

5. WORK PERMIT

5.1 GENERALITIES

5.1.1 Owner must not begin any work without first obtaining a work permit issued by a person responsible for Plant Services or the Project Manager.

5.1.2 This permit does not discharge Owner of its obligation to exercise constant surveillance to ensure that suitable conditions and safety measures are in place.

5.2 HOT WORKING

            Owner commits to enquire about and respect the hot working procedure issued by Builder.

6. EQUIPMENT BELONGING TO BUILDER

6.1 GENERALITIES

            For safety reasons, Owner must not use Builder equipment without express permission from the person responsible for Plant Services.

6.2 CONNECTING TO EXISTING CONDUITS

            Owner and/or subcontractor must have obtained authorization from the person responsible for Plant Services before opening or connecting to existing conduits. 6.2.1 Only the Industrial Security department must make any connection to a fire hydrant. Industrial Security will take a water meter reading, before and after connection, for the purpose of billing Owner.

6.2.2 As for air and electricity connection, the person responsible for Plant Services must authorize before the work starts.

7. FIRES, DISCHARGES AND OTHER EMERGENCIES

            Any emergency (fire, discharge, etc.) must IMMEDIATELY be reported to Industrial Security at EXTENSION 2333 giving the nature and location of the emergency. The Industrial Security department has an intervention team trained to intervene in emergency situations.

8. TRAFFIC REGULATIONS

8.1 SPEED LIMIT

            The speed limit within the Yard is 25 km per hour. Offenders to this rule will be denied access to the Yard.

8.2 TRANSPORTATION OF EMPLOYEES

            Builder's safety regulations require that employees must be seated when being transported. They must not sit on the sides or panel, legs hanging, when a vehicle is moving.

8.3 PARKING

            Parking is permitted only in designated areas. It is strictly forbidden to park a vehicle in prohibited zones, i.e. in front of fire hydrants, entrances and exits of buildings.

8.4 EMERGENCY VEHICLES

            Emergency vehicles such as fire trucks, ambulances and Industrial Security vehicles have priority over all vehicles. Other vehicles must give way to them.

8.5 ACCIDENT/DAMAGE REPORTS CAUSED TO BUILDER PROPERTY

            Any accident must be reported at once to Industrial Security at extension 2333.

8.6 VEHICLE CHECKS

            Owner must submit to a vehicle check at the entrance and/or exit of the Yard when asked to by Industrial Security.

9. WORK ON SHIPS TO BE REPAIRED, BUILT OR RECONVERTED

            When Owner must work onboard a ship being repaired, built or reconverted, it must get the specific procedures for the zone where it will do the work from the ship manager.

10. DANGERS TO THE ENVIRONMENT

10.1 DISCHARGES

            Any discharge of dangerous material must be reported to extension 2333 at once.

10.2 RESPONSIBILITIES OF OWNER

      Owner is responsible for its dangerous or toxic material. Owner must leave nothing on Builder's property at the end of the Work. No liquid, but water, may be put into the sewers.

10.3 DANGEROUS GOODS

      Any goods classified as dangerous goods must not leave the Yard without a dangerous waste transport manifest, and a copy must be given to Industrial Security.

                                   SCHEDULE 2
                       EMPLOYEES AND COLLECTIVE AGREEMENTS

1. At the date hereof, the persons who were formerly hourly-rated employees of the Bankrupt are covered by the following collective agreements:

      (a) Agreement covering production workers (originally 1,600) which is in force for the period ending December 31, 2003

      (b) Agreement covering security personnel and firefighters (originally 25 and 55, respectively) which is in force for the period ended December 31, 2003

      (c) Agreement covering technical personnel (originally 55) which is in force for the period ending December 31, 2003

      (d) Agreement covering marine draughtsmen (originally 28) which is in force for the period ending December 31, 2003

2. Subject only to required confirmation by general assembly, each of the periods specified in paragraph 1. will be extended to the first to occur of Re-Delivery pursuant to the Conversion Contract and June 30, 2004.

3. Subject only to obtaining court approval pursuant to Article 45 of the Quebec Labour Code, Builder will become the employer of all such individuals for purposes of the Collective Agreements.

4. The Trustee is responsible for all past claims under the foregoing Collective Agreements and those of salaried employees of Bankrupt.

5. Discussions are ongoing with respect to the actions to be taken to deal with the pension plans for the above employees. Builder will have no obligation to accept a transfer of any of such plans which are currently in a deficit position or for the pension obligations of any of them prior to them becoming employees of Builder.

                                   SCHEDULE 3
                            FORM OF PARENT GUARANTEE

                                                                       <*>, 2002

Davie Maritime Inc.
22 rue George D. Davie
Levis, Quebec G6V 8V5

                           Midnight Express Conversion Contract

Gentlemen:

We refer to the Midnight Express Conversion Contract (the "Contract") dated November 12, 2002 made among you, as builder (the "Builder"), and our wholly-owned subsidiary, Torch Express L.L.C., as owner (the "Owner"), in respect of the conversion of the "Midnight Express" into a dynamically positioned pipe-laying vessel.

In consideration of your entry into the Contract, we hereby irrevocably and unconditionally guarantee to you that Owner will duly and punctually observe and perform all terms and conditions contained in and discharge all obligations required under the Contract.

This guarantee shall be a continuing guarantee and shall remain in force and effect until all obligations of Owner under the Contract have been fully and completely. Furthermore, we hereby consent, subject to notification, to any changes, extensions or adjustments of the Contract and agree that no such changes, extensions or adjustments shall discharge us from any liability herein in whole or in part.

We further represent, warrant and agree that:

      (a) our obligations as guarantor shall, without limitation, include the obligation to provide Owner with sufficient funds to cure any default promptly following the giving by you of any notice of default;

      (b) our obligations hereunder shall not be affected by any act, omission, matter or thing which might, but for this provision, operate to release or otherwise exonerate from our liabilities hereunder including without limitation:

            (i)   any time or waiver granted to Owner, or

            (ii) any delay or omission on the part of yourselves in exercising any rights, powers or remedies available to you against Owner;

      (c) as provided in Article 20.2 of the Contract, we shall be a party to any arbitration conducted in accordance with such Article and, whether or not we exercise our right to participate in such arbitration, we shall be bound, as guarantor, by any award of the arbitrators and by the order of any court in Canada or the United States which is issued for the purpose of enforcing such award; and

      (d) this Guarantee has been duly authorized by all necessary corporate action and is our valid, binding obligation enforceable in accordance with its terms.

This guarantee shall be governed by and construed in accordance with the law of
<*>.

Any notice hereunder shall be sent by post or fax (confirmed by registered mail) to ourselves at the address and fax number set out below.

Signed by:

For and on behalf of:

                                   SCHEDULE 4
                            FORM OF PERFORMANCE BOND

            KNOW ALL MEN BY THESE PRESENTS THAT DAVIE MARITIME INC. as Principal, hereinafter called the Principal, and INVESTISSEMENT QUEBEC a corporation created and existing under the laws of Quebec and duly authorized to act as Surety for the purpose of the Contract described hereinafter, hereinafter called the Surety, are held and firmly bound unto TORCH EXPRESS LLC as Obligee, hereinafter called the Obligee, in the amount of FORTY MILLION DOLLARS ($40 000 000.00) in lawful money of Canada, for the payment of which sum, well and truly to be made, the Principal and the Surety bind themselves, their heirs, executors, administrators, successors and assigns jointly and severally, firmly by these presents.

            WHEREAS, the Principal has entered into a written contract with the Obligee, dated NOVEMBER DECEMBER 3, 2002, for the CONVERSION OF THE VESSEL "MIDNIGHT EXPRESS" INTO A DYNAMICALLY POSITIONED PIPE LAYING VESSEL in accordance with the Contract Documents submitted therefor which are by reference made part hereof and are hereinafter referred to as the Contract.

            NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION is such that if the Principal shall promptly and faithfully perform the Work under the Contract then this obligation shall be null and void; otherwise it shall remain in full force and effect. The Work will be deemed to be performed within the meaning of the present paragraph at the earlier of the following dates: the date on which a Re-Delivery Acceptance Certificate is signed by the Obligee and the date on which the Obligee was obligated to sign a Re-Delivery Acceptance Certificate.

            Whenever the Principal shall be, and declared by the Obligee to be, in default to perform the Work under the Contract, the Obligee having performed the Obligee's obligations thereunder, the Surety shall promptly, upon receiving a written notice, at its option either:

2. complete the Work under the Contract in accordance with its terms and conditions; or

3. obtain a bid or bids for submission to the Obligee for completing the Work under the Contract in accordance with its terms and conditions, and upon determination by the Obligee and the Surety of the lowest responsible bidder and with the Obligee's consent (which consent shall not unreasonably be withheld), arrange for a contract between such bidder and the Obligee and make available as work progresses (even though there should be a default, or a succession of defaults, under the contract or contracts of completion, arranged under this paragraph) sufficient funds to pay the cost of completion of the Work less the balance of the Contract price; but not exceeding the amount set forth in the first paragraph hereof. The term "balance of the Contract price", as used in his paragraph, shall mean the total amount payable by the Obligee to the Principal under the Contract, less the amount properly paid by the Obligee to the Principal; or

4. allow the Obligee to arrange for the completion of the Work, in which case the Surety will pay for the direct costs incurred by the Obligee for the completion of the Work less the balance of the Contract price (as defined hereabove) but not exceeding the amount set forth in the first paragraph hereof.

            It is further understood and agreed that:

      (a) as provided in Article 20.2 of the Contract, the Surety shall be a party to any arbitration conducted in accordance with such Article whether or not the Surety exercises its right to anticipate in such arbitration, and the Surety shall be bound by any award of the arbitrators and by the order of any court in Canada which is issued for the purpose of enforcing such award;

      (b) the Obligee shall be entitled to assign the benefits of this Bond to a lender(s) in connection with the financing of the conversion of the Vessel without the Surety's consent and the Surety will execute an assignment agreement within five business days after the request of the Obligee with the lender(s) to accomplish the assignment of this Bond in a matter satisfactory to the lender(s);

      (c) this Bond shall be governed and construed in accordance with the laws of the Province f Quebec;

      (d) the Surety shall not be liable for a greater sum than the amount set forth in the first paragraph hereof (but which, for greater certainty, shall not be reduced by the amount of payments made by Obligee on account of the Contract Price);

      (e) nothing in this Bond shall obligate Surety to pay any amount in respect of the Nominated Subcontracts (as such term is defined in the Contract), except where Option 1 is elected, in which case Surety shall pay all amounts which Builder would have been required to pay and for which Obligee is obligated to reimburse it as part of the Contract Price;

      (f) no right of action shall accrue on this Bond to, or for the use of, any person or corporation other than the Obligee named herein, or the heirs, executors, administrators or successors of the Obligee (including the assigns referred to in clause (b) above);

      (g) any dispute with respect to this Bond or the interpretation thereof shall be referred to arbitration between the Surety and the Obligee in accordance with the provisions of Article 20.2 of the Contract as if such provisions were incorporated herein;

      (h) the issue of this Bond has been duly authorized by all necessary action on the part of the Government of Quebec and the valid, binding obligation of the Surety enforceable against it in accordance with its terms; and

      (i) any notice hereunder shall be sent by post of fax (confirmed by registered mail) to ourselves at the address and fax number set out below.

            IN WITNESS WHEREOF, the Principal and the Surety have Signed and Sealed this Bond this day <*> of <*>2002

SIGNED, SEALED AND DELIVERED in      )
the presence of:                     )
                                     )
INVESTISSEMENT QUEBEC                )   DAVIE MARITIME INC.


-------------------------------------    ------------------------------------
                                     )
                                     )

                                   SCHEDULE 5
                   FORM OF RE-DELIVERY ACCEPTANCE CERTIFICATE

The undersigned, Davie Maritime Inc. ( "Builder") and of Torch Express L.L.C. (Owner), acknowledge and certify that the "M.V. Midnight Express" (the "Ship"), previously delivered to Builder for the purpose of conversion to a pipe laying vessel in accordance with the terms and conditions of the Midnight Express Conversion Contract ("Contract"), is being re-delivered to Owner on the date hereof on the following terms and conditions:

1. Builder's liabilities and responsibilities for the care and custody of the Ship shall automatically cease as at _______________hours on ________________________(date), at which time responsibility for the care and custody of the Ship shall revert to Owner.

2. Builder hereby confirms to Owner that the Ship is free from any liens, claims or other encumbrances, other than those attributable to any act or omission of Owner.

3. The following documents are attached to this Re-Delivery Certificate and form part of it:

      Annex A - Lloyd's Register Certificate
      Annex B - List of outstanding Work items
      Annex C - Outstanding insurance claims
      Annex D - Documents related to the transfer of the benefit of warranties from Builder to Owner
      Annex E - Documents to be provided at re-delivery as per Annex A of the Specification

SIGNED AT ___________________________Province of Quebec, the ____________ day of
_____________________, 20__ at ______________ hours.

                                          TORCH EXPRESS INC.

                                          By:
                                             ---------------------------------


                                          DAVIE MARITIME INC.

                                          By:
                                             ---------------------------------

                                     ANNEX A

                          [LLOYDS REGISTER CERTIFICATE]

                                     ANNEX B

                             OUTSTANDING WORK ITEMS

                        [OUTSTANDING ITEMS TO BE LISTED]

                                     ANNEX C

                                INSURANCE CLAIMS

                        [OUTSTANDING CLAIMS TO BE LISTED]

                                     ANNEX D

                           WARRANTY TRANSFER DOCUMENTS

   [LIST SUBCONTRACTS CONTAINING WARRANTIES WHICH ARE BEING ASSIGNED TO OWNER]

                                     ANNEX E

                              RE-DELIVERY DOCUMENTS

      [LIST DOCUMENTS TO BE DELIVERED AS PER ANNEX A OF THE SPECIFICATION]

                                   SCHEDULE 6
                                DELIVERY PROTOCOL

1. Owner shall effect Delivery of the Ship to Builder afloat, alongside and upright at Builder's shipyard and in accordance with approved Master Conversion Schedule of the Contract.

2. Owner shall arrange for and supervise the removal of the content of the Ship's stores.

3. Owner and Builder hereby acknowledge that all compartments shall be inspected concurrently by Owner's and Builder's representatives for the purpose of the turnover operation. This inspection shall be completed within ten (10) working days. Builder's inspection authority shall arrange, at Builder's expense, for the presence of photographers during this period to photograph each compartment. In addition to the photographs, and to serve as an additional partial record, compartment inspection sheets (see form "SHIP'S TURNOVER - COMPARTMENT INSPECTION SHEET" attached) shall be prepared to record, as a minimum, the specific following information:

      (a)   Compartment designation;

      (b)   Date of inspection;

      (c)   Unphotographed contents of compartments;

      (d)   Condition of contents not photographed;

      (e)   Condition of compartments not definable by photographs;

      (f)   Handover of keys (if applicable); and

      (g)   Signatures of Owner's and Builder's representatives.

      All photographs shall be marked with the date indicating when the photographs were taken. A complete set of photographs and compartment inspection sheets shall be kept by Builder, which shall serve as the original list of photographs and compartment inspection sheets.

4. Immediately prior to Delivery of the Ship to Builder, Owner and Builder will be required to sign an acceptance certificate in the form provided in attachment ("SHIP'S TURNOVER COMPLETION CERTIFICATE"). Until such acceptance certificate is executed by Builder, all risk of loss with respect to the Ship and in accordance with the Contract shall remain in Owner.

5. Owner and Builder hereby acknowledge and agree that upon completion of the signing by Owner and Builder of the acceptance certificate described in article 4, the entire Ship's staff will be withdraw; whereupon formal Delivery of the Ship to Builder will be deemed to be completed and, in accordance with the Contract terms, the Ship shall then be entirely in Builder's care and custody. Builder may not commence work, in any compartment, until such acceptance certificate is signed, and the provisions of article 4 have been fulfilled.

                     SHIP'S TURNOVER COMPLETION CERTIFICATE

Acceptance of delivery of the ship   (Name)

1. The undersigned, on behalf of Torch Express LLC and Davie Maritime Inc., acknowledge to have handed over and received respectively the former dock ship SMIT EXPRESS for the purpose of the Conversion Project, all in accordance with the terms and conditions of the Contract dated _____, made between Torch Express LLC. and Davie Maritime Inc.

2. It is mutually agreed by all parties that the condition report by compartment or area shall be considered as an addendum to the Contract; and shall be a valid document in the Delivery of the Ship to Builder even if the inspection and signing occur after the signing of this agreement.

AUTHORISED SIGNATORIES:

    Owner : Torch Express LLC.        For and on behalf of Torch Express LLC.


                                      Signed:
                                             ----------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                             ----------------------------------

    Builder : Davie Maritime Inc.        For and on behalf of the Davie
                                         Maritime Inc.


                                      Signed:
                                             ----------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                             ----------------------------------

                 SHIP'S TURNOVER - COMPARTMENT INSPECTION SHEET

                 INFORMATION TO BE INSERTED ON EACH PHOTOGRAPHS:
                 -     IDENTIFICATION OF THE PROJECT
                 -     NAME OF THE COMPARTMENT
                 -     DATE OF INSPECTION OF THE COMPARTMENT

COMPARTMENT NAME:
                        ------------------------------------------------------

DATE OF INSPECTION:
                        ------------------------------------------------------


UNPHOTOGRAPHEDCONTENTS                   CONDITION
----------------------                   ---------

----------------------                   ---------

----------------------                   ---------

----------------------                   ---------

----------------------                   ---------

CONDITION OF COMPARTMENT NOT DEFINABLE BY PHOTOGRAPHS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 IDENTIFICATION OF THE        HANDED       IDENTIFICATION OF THE       HANDED
         KEYS                  OVER               KEYS                  OVER
-------------------------    --------      ---------------------      --------
                             YES   NO                                 YES   NO
-------------------------    ---   --      ---------------------      ---   --

-------------------------    ---   --      ---------------------      ---   --

-------------------------    ---   --      ---------------------      ---   --

-------------------------    ---   --      ---------------------      ---   --

GENERAL COMMENTS :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TORCH EXPRESS LLC       SIGNED:
                                 ---------------------------
                        NAME:
                                 ---------------------------
DAVIE MARITIME INC.     SIGNED:
                                 ---------------------------
                        NAME:
                                 ---------------------------

                                   SCHEDULE 7
                          US SUBCONTRACTOR REQUIREMENTS

Subcontracts with US Subcontractors must contain the following:

1. A hold harmless/indemnification in favour of Builder and Owner with respect to bodily injury or death sustained by the subcontractor's employees during the performance of their duties under the subcontract. Such indemnification/hold harmless must not be limited by any insurance coverage in effect (worker's compensation/employer's liability, etc.)

2. An obligation that the subcontractor must have a minimum of $10 million of worker's compensation, employer's liability and comprehensive general liability coverage, with insurers having an AM Best Rating of A or better. The policies will add Builder and Owner as additional insureds and waive any subrogation against both. They will also extend coverage to include liabilities assumed under contract, and the "Action over Indemnity".

3. A provision that any suit by the sub-contractors against Builder and/or Owner must be brought in Canada.

                                   APPENDIX A
                                  SPECIFICATION

Revision 4 dated October 28, 2002 of the Specification has been initialled by Builder and Owner and is bound separately as a Contract Document.

                                   APPENDIX B
                                   UNIT RATES

BILLING RATES FOR TIME & MATERIAL WORK (T&M)

Straight Time Billing Rate:   US$ 34.94 / Hr.
Overtime Billing Rate:        US$ 49.14 / Hr.
Procurement Mark-up:          Cost plus freight plus 14%

- Lump sum pricing provided supersedes Unit Pricing and Time & Material (T&M) rates listed. Lump sum pricing cannot necessarily be pro-rated to form a basis for pricing for changes or additional work.

- All work is to have a mutually agreed upon price prior to commencement. Any work authorized without a mutually agreed upon price will be worked on a time and material basis. This work will be charged based on the materials and actual labor, supervision and service hours expended and calculated at the rates listed above.

- All rework required for T&M items will be charged at the same rates listed above.

  ITEM NO.              DESCRIPTION              UNIT PRICES, BUDGET PRICES
  --------              -----------               TAXES EXCLUDED IN U.S.D.
                                                  ------------------------


    1,0              DRYDOCKING ITEMS            SEE CONVERSION QUOTATION

    2,0                 UNIT PRICES

    2.1      Staging per m3                                 $3.49

   2,2,1     Renewal of welded straight shell               $9.56
             plating (25 mm) per kg (min 10
             tons)

   2,2,2     Renewal of welded single shaped                $10.38
             shell plating (25 mm) per kg
             (min 10 tons)

   2,2,3     Renewal of welded double shaped                $10.82
             shell plating (25 mm) per kg
             (min 10 tons)

   2,3,1     Fairing of welded straight shell               $10.79
             plating (25 mm) per kg (min 10
             tons)

   2,3,2     Fairing of welded single shaped                $11.73
             shell plating (25 mm) per kg
             (min 10 tons)

   2,3,3     Fairing of welded double shaped                $12.24
             shell plating (25 mm) per kg
             (min 10 tons)

    2.4      Renewal of welded straight tank                $10.65
             top plate plating (16 mm) per kg
             (min 10 tons)

   2,5,1     Renewal of welded straight                     $10.53
             internals (12 mm) in D.B. tanks
             per kg (min 10 tons)

   2,5,2     Renewal of welded shaped                       $11.92
             internals (12 mm) in D.B. tanks
             per kg (min 10 tons)

   2,6,1     Renewal of welded straight                     $10.53
             internals (12 mm) in ballast
             tanks per kg (min 10 tons)

   2,6,2     Renewal of welded shaped                       $11.92
             internals (12 mm) in ballast
             tanks per kg (min 10 tons)

    2.7      Renewal of checkered plate (5                  $14.88
             mm) per kg (min 5 tons)

    2.8      Renewal of bulwark plating (10                 $15.04
             mm) per kg (min 10 tons)

    2.9      Renewal of rails and stanchions               $302.73
             per m (min 10 m)

   2,10,1    Grit blasting SA-2,5 on outside                $30.52
             shell per m2 (min 200 m2)

   2,10,2    Grit blasting SA-2,5 inside tank               $40.71
             per m2 (min 500 m2)

   2,11,1    Grit blasting SA-2,0 on outside                $21.81
             shell per m2 (min 200 m2)

   2,11,2    Grit blasting SA-2,0 inside tank               $29.36
             per m2 (min 200 m2)

   2,12,1    Sandsweep on outside shell per                 $9.56
             m2 (min 200 m2)

   2,12,2    Sandsweep inside tank per m2                   $12.66
             (min 200 m2)

   2,13,1    Painting on shell with owner's                 $2.14
             supplied conventional paint per
             m2 (min 200 m2)

   2,13,2    Painting inside tank with
             owner's supplied conventional
             paint per m2 (min 200 m2)

    2.14     Marine growth removal on hull by               $12.47
             hand scraping per m2

    2.15     Marine growth removal on hull by           Not available
             power driven brushes per m2

    2.16     Cleanin & scraping f.w. tank         To de determined with tank
                                                          condition

    2.17     Cleaning & gas freeing fuel tank               $53.26
             per m3 of capacitiy assuming
             tank empty.

    2.18     Removal and disposal of ballast               $127.82
             mud  and sludge per m3

    2.19     Pumping and disposal of oily                  $127.82
             bilge water per m3

    2,20     Renewal of steel straight pipes
             S.G.P. 1" to 22.0" on Deck per
             6,09 running meter including
             suppports/fastening clips and
             testing.(ASSUME 6,09 meter LONG
             PIPE SCH 40 WITH 2 FLANGES 150
             lbs)

                            1"                             $400.57

                           1,5"                            $495.45

                            2"                             $495.60

                            3"                             $985.62

                            4"                            $1,019.28

                            6"                            $1,211.65

                            8"                            $1,776.83

                           10"                            $1,957.36

                           12"                            $2,216.04

                           14"                            $2,788.84

                           16"                            $3,059.57

                           18"                            $3,512.14

                           20"                            $3,942.96

                           22"                            $4,593.48

              Renewal of steel straight pipes
              S.G.P. 1" to 22.0" located in
              engine room pump room and tanks
              per 6,09 running meter
              including suppports/fastening
              clips and testing.(ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $643.08

                           1,5"                            $790.19

                            2"                             $790.35

                            3"                            $1,577.82

                            4"                            $1,611.48

                            6"                            $1,870.34

                            8"                            $2,731.30

                           10"                            $2,911.84

                           12"                            $3,245.31

                           14"                            $4,094.67

                           16"                            $4,365.40

                           18"                            $4,884.46

                           20"                            $5,315.28

                           22"                            $5,965.79

              Renewal of steel straight pipes
              S.G.P. 1" to 22.0" including
              one elbow installation on Deck
              per 6,09 running meter
              including suppports/fastening
              clips and testing.(ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $527.11

                           1,5"                            $621.97

                            2"                             $622.52

                            3"                            $1,290.10

                            4"                            $1,326.99

                            6"                            $1,632.98

                            8"                            $2,220.49

                           10"                            $2,439.11

                           12"                            $2,834.66

                           14"                            $3,493.13

                           16"                            $3,834.32

                           18"                            $4,409.42

                           20"                            $4,980.35

                           22"                            $5,714.06

              Renewal of steel straight pipes
              S.G.P. 1" to 22.0" located in
              engine room pump room and tanks
              including installation of 1
              elbow per 6,09 running meter
              including suppports/fastening
              clips and testing.(ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $769.62

                           1,5"                            $916.72

                            2"                             $917.27

                            3"                            $1,882.31

                            4"                            $1,919.20

                            6"                            $2,291.67

                            8"                            $3,174.97

                           10"                            $3,393.59

                           12"                            $3,863.92

                           14"                            $4,798.95

                           16"                            $5,140.15

                           18"                            $5,781.73

                           20"                            $6,352.66

                           22"                            $7,086.37

              Renewal of steel straight pipes
              H.G.P. 1" to 22.0" on Deck per
              6,09 running meter including
              suppports/fastening clips and
              testing. (ASSUME 6,09 meter
              LONG PIPE SCH 80 WITH 2 FLANGES
              150 lbs)

                            1"                             $482.18

                           1,5"                            $582.74

                            2"                             $693.25

                            3"                            $1,189.52

                            4"                            $1,238.66

                            6"                            $1,385.42

                            8"                            $2,869.89

                           10"                            $3,045.45

                           12"                            $3,243.92

                           14"                            $6,234.58

                           16"                            $6,510.43

                           18"                            $6,863.27

                           20"                            $7,952.29

                           22"                            $8,744.82

              Renewal of steel straight pipes
              H.G.P. 1" to 22.0" in engine
              room pump room and tanks per
              6,09 running meter including
              suppports/fastening clips and
              testing. (ASSUME 6,09 meter
              LONG PIPE SCH 80 WITH 2 FLANGES
              150 lbs)

                            1"                             $774.56

                           1,5"                            $927.35

                            2"                            $1,109.54

                            3"                            $1,903.65

                            4"                            $1,952.79

                            6"                            $2,099.55

                            8"                            $4,456.01

                           10"                            $4,631.58

                           12"                            $4,830.04

                           14"                            $9,651.61

                           16"                            $9,927.46

                           18"                            $10,280.30

                           20"                            $11,808.11

                           22"                            $12,600.65

              Renewal of steel straight pipes
              H.G.P. 1" to 22.0" on Deck
              including installation of 1
              elbow per 6,09 running meter
              including suppports/fastening
              clips and testing. (ASSUME 6,09
              meter LONG PIPE SCH 80 WITH 2
              FLANGES 150 lbs)

                            1"                             $684.34

                           1,5"                            $785.54

                            2"                             $946.40

                            3"                            $1,647.34

                            4"                            $1,702.79

                            6"                            $1,877.09

                            8"                            $4,154.17

                           10"                            $4,394.33

                           12"                            $4,643.16

                           14"                            $9,836.46

                           16"                            $10,211.20

                           18"                            $10,688.16

                           20"                            $12,564.82

                           22"                            $13,434.51

              Renewal of steel straight pipes
              H.G.P. 1" to 22.0" in engine
              room pump room and tanks
              including installation of 1
              elbow per 6,09 running meter
              including suppports/fastening
              clips and testing. (ASSUME 6,09
              meter LONG PIPE SCH 80 WITH 2
              FLANGES 150 lbs)

                           1,5"                           $1,130.15

                            2"                            $1,362.68

                            3"                            $2,361.47

                            4"                            $2,416.92

                            6"                            $2,591.22

                            8"                            $5,740.30

                           10"                            $5,980.46

                           12"                            $6,229.28

                           14"                            $13,253.49

                           16"                            $13,628.22

                           18"                            $14,105.19

                           20"                            $16,420.64

                           22"                            $17,290.33

              Renewal of steel straight pipes
              Galv. S.G.P. 1" to 22.0" on
              Deck per 6,09 running meter
              including suppports/fastening
              clips and testing. (ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $404.42

                           1,5"                            $502.41

                            2"                             $512.06

                            3"                            $1,031.66

                            4"                            $1,056.97

                            6"                            $1,278.26

                            8"                            $1,942.64

                           10"                            $2,195.48

                           12"                            $2,507.72

                           14"                            $3,000.77


                           16"                            $3,305.54

                           18"                            $3,788.24

                           20"                            $4,251.34

                           22"                            $4,957.29

              Renewal of steel straight pipes
              Galv. S.G.P. 1" to 22.0" in
              engine room pump room and tank
              per 6,09 running meter
              including suppports/fastening
              clips and testing. (ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $646.93

                           1,5"                            $797.15

                            2"                             $806.81

                            3"                            $1,623.87

                            4"                            $1,649.18

                            6"                            $1,936.95

                            8"                            $2,897.12

                           10"                            $3,149.96

                           12"                            $3,536.99

                           14"                            $4,306.60

                           16"                            $4,611.37

                           18"                            $5,160.55

                           20"                            $5,623.65

                           22"                            $6,329.60

              Renewal of steel straight pipes
              Galv. S.G.P. 1" to 22.0" on
              Deck including installation of
              1 elbow per 6,09 running meter
              including suppports/fastening
              clips and testing. (ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $531.21

                           1,5"                            $629.19

                            2"                             $639.66

                            3"                            $1,337.76

                            4"                            $1,367.28

                            6"                            $1,706.41

                            8"                            $2,399.91

                           10"                            $2,702.41

                           12"                            $3,162.81

                           14"                            $3,732.81

                           16"                            $4,117.56

                           18"                            $4,790.09

                           20"                            $5,442.39

                           22"                            $6,248.21

              Renewal of steel straight pipes
              Galv. S.G.P. 1" to 22.0" in
              engine room pump room and tank
              including installation of 1
              elbow per 6,09 running meter
              including suppports/fastening
              clips and testing. (ASSUME 6,09
              meter LONG PIPE SCH 40 WITH 2
              FLANGES 150 lbs)

                            1"                             $773.72

                           1,5"                            $923.93

                            2"                             $934.41

                            3"                            $1,929.96

                            4"                            $1,959.49

                            6"                            $2,365.10

                            8"                            $3,354.39

                           10"                            $3,656.89

                           12"                            $4,192.07

                           14"                            $5,038.63

                           16"                            $5,423.39

                           18"                            $6,162.40

                           20"                            $6,814.70

                           22"                            $7,620.52

              Renewal of Copper Nickel
              straight pipes C.N.P. 1" to
              22.0" on Deck per 6,09 running
              meter including
              suppports/fastening clips and
              testing.(ASSUME 6,09 meter LONG
              PIPE SCH 40 WITH 2 FLANGES 150
              lbs)

                            1"                             $566.37

                           1,5"                            $702.37

                            2"                             $773.51

                            3"                            $1,470.89

                            4"                            $1,615.03

                            6"                            $1,951.75

                            8"                            $3,989.65

                           10"                            $5,049.91

                           12"                            $5,570.67

                           14"                            $9,057.84

                           16"                            $9,996.65

                           18"                            $11,178.04

                           20"                            $13,275.98

                           22"                            $15,023.42

              Renewal of Copper Nickel
              straight pipes C.N.P. 1" to
              22.0" in engine room pump room
              and tanks per 6,09 running
              meter including
              suppports/fastening clips and
              testing. (ASSUME 6,09 meter
              LONG PIPE SCH 40 WITH 2 FLANGES
              150 lbs)

                            1"                             $858.75

                           1,5"                           $1,046.98

                            2"                            $1,151.36

                            3"                            $2,162.82

                            4"                            $2,306.96

                            6"                            $2,643.68

                            8"                            $5,475.99

                           10"                            $6,536.26

                           12"                            $7,065.32

                           14"                            $12,278.41

                           16"                            $13,217.23

                           18"                            $14,398.62

                           20"                            $16,935.34

                           22"                            $18,682.79


              Renewal of Copper Nickel
              straight pipes C.N.P. 1" to
              22.0" on Deck including
              installation of 1 elbow per
              6,09 running meter including
              suppports/fastening clips and
              testing.(ASSUME 6,09 meter LONG
              PIPE SCH 40 WITH 2 FLANGES 150
              lbs)

                            1"                             $788.41

                           1,5"                            $940.35

                            2"                            $1,041.12

                            3"                            $1,961.51

                            4"                            $2,127.23

                            6"                            $2,530.61

                            8"                            $5,491.38

                           10"                            $6,744.83

                           12"                            $7,533.73

                           14"                            $13,526.84

                           16"                            $14,735.20

                           18"                            $16,488.18

                           20"                            $19,697.42

                           22"                            $22,070.59

              Renewal of Copper Nickel
              straight pipes C.N.P. 1" to
              22.0" in engine room pump room
              and tanks including
              installation of 1 elbow per
              6,09 running meter including
              suppports/fastening clips and
              testing. (ASSUME 6,09 meter
              LONG PIPE SCH 40 WITH 2 FLANGES
              150 lbs)

                            1"                            $1,080.79

                           1,5"                           $1,284.95

                            2"                            $1,418.97

                            3"                            $2,653.45

                            4"                            $2,819.16

                            6"                            $3,222.54

                            8"                            $6,977.72

                           10"                            $8,231.18

                           12"                            $9,028.39

                           14"                            $16,747.41

                           16"                            $17,955.78

                           18"                            $19,708.75

                           20"                            $23,356.79

                           22"                            $25,729.96

   2,21.a     Supply and install insulation
              on Pipe. Operating temperature
              ( degree Celcius ) 60 to 120.
              Material Foam Glass one layer
              of 1 1/2 " Thick Cladding SST
              316 22 Guage

                           1,5"                             $95.82

                            2"                             $107.11

                            3"                             $128.81

                            4"                             $143.93

                            6"                             $190.16

                            8"                             $234.89

                           10"                             $311.18

                           12"                             $336.43

                           14'"'                           $295.83

                           16"                             $331.58

                           18"                             $173.58

                           20"                             $389.65

                           24"                             $445.84

   2,21,b     Supply and install insulation
              on flat surfaces. Operating
              temperature ( degree Celcius )
              60 to 120. Material Foam Glass
              one layer of 1 1/2 " Thick
              Cladding SST 316 22 Guage

   2,21,c     Supply and install insulation
              on Curved surfaces. Operating
              temperature ( degree Celcius )
              60 to 120. Material Foam Glass
              one layer of 1 1/2 " Thick
              Cladding SST 316 22 Guage

   2,22,a     Forged steel flange slip-on
              Raised Face 150Lbs

                            1"                              $95.96

                           1,5"                            $147.37

                            2"                             $148.65

                            3"                             $214.80

                            4"                             $272.06

                            6"                             $277.95

                            8"                             $404.54

                           10"                             $498.60

                           12"                             $540.51

                           14"                             $662.02

                           16"                             $779.54

                           18"                             $902.16

                           20"                            $1,011.94

                           24"                            $1,198.77

                           26"                            $1,826.64

                           28"                            $2,216.47

                           30"                            $2,111.40

                           32"                            $3,004.77

                           34"                            $3,590.23

                           36"                            $3,161.53

   2,22,b     Forged steel flange slip-on
              Raised Face 150 Lbs Galv.

                            1"                              $96.75

                           1,5"                            $148.36

                            2"                             $150.49

                            3"                             $217.73

                            4"                             $275.99

                            6"                             $283.70

                            8"                             $413.52

                           10"                             $513.42

                           12"                             $563.28

                           14"                             $696.98

                           16"                             $831.51

                           18"                             $969.19

                           20"                            $1,095.12

                           24"                            $1,309.66

                           26"                            $2,053.40

                           28"                            $2,577.93

                           30"                            $2,416.28

                           32"                            $3,366.46

                           34"                            $3,994.52

                           36"                            $3,534.58

   2,22,c     Flange, WNK, Comp. 90/10 Copper
              Nickel Inner ; short type outer
              carbon steel A-105- Class 150
              galvd

                            1"                             $112.08

                           1,5"                            $169.67

                            2"                             $176.01

                            3"                             $247.50

                            4"                             $314.91

                            6"                             $342.72

                            8"                             $528.50

                           10"                             $652.51

                           12"                             $745.22

                           14"                            $1,030.33

                           16"                            $1,208.63

                           18"                            $1,366.72

                           20"                            $1,712.70

                           24"                            $2,007.94

                           26"                               N/A

                           28"                               N/A

                           30"                               N/A

                           32"                               N/A

                           34"                               N/A

                           36"                               N/A

    2.23      Price per valve for opening up,
              clean, inspect, grind disc with
              seat and close up in good
              order.

                        GLOBE VALVE

                            1"                              $78.35

                           1,5"                            $117.52

                            2"                             $156.69

                           2,5"                            $195.86

                            3"                             $235.04

                            4"                             $313.38

                            5"                             $391.73

                            6"                             $470.07

                            8"                             $626.76

                           10"                             $783.45

                           12"                             $940.15

                           14"                            $1,096.84

                           16"                            $1,253.53

                           18"                            $1,410.22

                        GATE VALVE                          $0.00

                            1"                              $82.09

                           1,5"                            $123.13

                            2"                             $164.17

                           2,5"                            $205.21

                            3"                             $246.26


                            4"                             $328.34

                            5"                             $410.43

                            6"                             $492.51

                            8"                             $656.68

                           10"                             $820.85

                           12"                             $985.02

                           14"                            $1,149.19

                           16"                            $1,313.36

                           18"                            $1,477.53

                     SWING CHECK VALVE

                            1"                              $80.39

                           1,5"                            $120.59

                            2"                             $160.79

                           2,5"                            $200.99

                            3"                             $241.18

                            4"                             $321.57

                            5"                             $401.96

                            6"                             $482.36

                            8"                             $643.14

                           10"                             $803.93

                           12"                             $964.71

                           14"                            $1,125.50

                           16"                            $1,286.29

                           18"                            $1,447.07

                      BUTTERFLY VALVE

                            1"                              $80.39

                           1,5"                            $120.59

                            2"                             $160.79

                           2,5"                            $200.99

                            3"                             $241.18

                            4"                             $321.57

                            5"                             $401.96

                            6"                             $482.36

                            8"                             $643.14

                           10"                             $803.93

                           12"                             $964.71

                           14"                            $1,125.50

                           16"                            $1,286.29

                           18"                            $1,447.07

    2.24      Price per valve for removal ,
              overhauling in shop including
              machining, closing up in good
              order and reinstallation.

                        GLOBE VALVE

                            1"                             $181.62

                           1,5"                            $225.78

                            2"                             $268.50

                           2,5"                            $321.20

                            3"                             $388.86

                            4"                             $484.28

                            5"                             $562.62

                            6"                             $644.52

                            8"                             $874.19

                           10"                            $1,100.31

                           12"                            $1,310.34

                           14"                            $1,580.96

                           16"                            $1,771.42

                           18"                            $2,100.74

                        GATE VALVE

                            1"                             $185.36

                           1,5"                            $231.39

                            2"                             $275.98

                           2,5"                            $330.55

                            3"                             $400.07

                            4"                             $499.23

                            5"                             $631.18

                            6"                             $766.68

                            8"                             $978.90

                           10"                            $1,287.30

                           12"                            $1,504.80

                           14"                            $1,832.77

                           16"                            $2,130.43

                           18"                            $2,467.23

                     SWING CHECK VALVE

                            1"                             $183.67

                           1,5"                            $228.86

                            2"                             $272.60

                           2,5"                            $326.32

                            3"                             $395.00

                            4"                             $492.46

                            5"                             $572.86

                            6"                             $656.80

                            8"                             $890.57

                           10"                            $1,120.78

                           12"                            $1,334.91

                           14"                            $1,609.62

                           16"                            $1,804.18

                           18"                            $2,137.59

                      BUTTERFLY VALVE                  Time & Material

    2.25      Price per valve for renewal

                        GLOBE VALVE

                            1"                             $130.03

                           1,5"                            $192.54

                            2"                             $224.49

                           2,5"                            $286.30

                            3"                             $302.64

                            4"                             $461.74

                            5"                             $736.56

                            6"                             $800.47

                            8"                            $1,367.62

                           10"                            $2,233.73

                           12"                        Time & Material

                           14"                        Time & Material
'
                           16"                        Time & Material

                           18"                        Time & Material

                        GATE VALVE

                            1"                             $133.58

                           1,5"                            $175.49

                            2"                             $214.55

                           2,5"                            $263.58

                            3"                             $302.64

                            4"                             $371.55

                            5"                             $595.24

                            6"                             $686.85

                            8"                             $823.66

                           10"                            $1,432.71

                           12"                        Time & Material

                           14"                        Time & Material

                           16"                        Time & Material

                           18"                        Time & Material

                     SWING CHECK VALVE

                            1"                               N/A

                           1,5"                              N/A

                            2"                             $362.26

                           2,5"                            $423.36

                            3"                             $448.21

                            4"                             $550.50

                            5"                             $731.58

                            6"                             $814.67

                            8"                         Time & Material

                           10"                         Time & Material

                           12"                         Time & Material

                           14"                         Time & Material

                           16"                         Time & Material

                           18"                         Time & Material

              BUTTERFLY VALVE                          Time & Material

   2,26,1     Open & close manhole including               $128.13
              gasket renewal

   2,26,2     Renewal of s/s stud c.w. nut and              $64.07
              washer.

    2.28      Renewal of entrance door gasket               $89.00
              per lin. m.

    2.29      Renewal of vitreous china bassin         Time & Material
              each

   2,30,1     Electrical motors overhauling
              including cleaning and bearing
              renewal. Disconnection,
              handling & reconnection on a T
              & M basis.

                          ,5 H.P.                          $142.03

                           1 H.P.                          $142.03

                           2 H.P.                          $142.03

                           5 H.P.                          $142.03

                          10 H.P.                          $142.03

                          15 H.P.                          $159.78

                          25 H.P.                          $213.04

                          50 H.P.                          $355.06

                          75 H.P.                          $426.08

                         100 H.P.                          $568.10

   2,30,2    Electrical motors revarnish and
             baking of rotor and stator.

                          ,5 H.P.                           $71.01

                           1 H.P.                           $71.01

                           2 H.P.                           $71.01

                           5 H.P.                           $71.01

                          10 H.P.                           $71.01

                          15 H.P.                           $71.01

                          25 H.P.                          $106.52

                          50 H.P.                          $142.03

                          75 H.P.                          $177.53

                         100 H.P.                          $213.04

   2,30,3    Electrical motors rewinding of
             rotor.

                          ,5 H.P.                          $266.30

                           1 H.P.                          $266.30

                           2 H.P.                          $266.30

                           5 H.P.                          $266.30

                          10 H.P.                          $266.30

                          15 H.P.                          $319.56

                          25 H.P.                          $355.06

                          50 H.P.                          $532.59

                          75 H.P.                          $603.61

                         100 H.P.                          $781.14

    2.32     Ultrasonic testing each                        $12.47

     3       SERVICES

    3.1      Chemist and gas free
             certification. Assuming 2 visits.

    3.4      Fire watchmen per hour                         $49.86

    3.5      Fire line connection /                        $199.45
             disconnection

   3,6,1     Shore power connection /                      $199.45
             disconnection

   3,6,2     Shore power supply per KwHr                    $0.05

    3.7      Earth wire connection /                        $99.73
             disconnection

    3.8      Garbage removal per 6 m3 bin                  $262.90

   3,9,1     Cooling water connection /                    $199.45
             disconnection

   3,9,2     Cooling water supply per ton                   $0.23

    3,10     Gangway installation each                     $199.45

    3.11     Shore cran (200 Tons) capacity                $177.53
             per hour

   3,12,1    Shore telephone line connection                $99.73
             / disconnection each

   3,12,2    Shore telephone long distance            At cost plus 10 %
             calls

    3.13     Supply of 5000 tons of ballast
             water

    3.14     Supply of 100 tons of fresh water

    3.15     Compressed air suppy                No charge on regular working
                                                            hours

    3.16     Accomodation decks protection                  $55.55
             per m2

    3.17     Ventilation fan per day                        $23.12

    3.18     Delivery of owner's supply         Time & Material applicable on
                                                      major delivery only

   3,25,1    Sewage line connection /                      $398.91
             disconnection each

   3,25,2    Yard's sewage holding tank (700               $284.05
             gals) pumping and disposal each

                                   APPENDIX C

                           MASTER CONVERSION SCHEDULE

                           WITH ATTACHED POINTS MATRIX